UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Soliciting Material Pursuant to §240.14a-12

THERMO FISHER SCIENTIFIC INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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 81 Wyman Street
 Waltham, MA 02451

April 10, 2008

Dear Stockholder:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Thermo Fisher Scientific Inc., which will be held on Tuesday, May 20, 2008, at 2:00 p.m. (Eastern time) at the Grand Hyatt New York, 109 East 42nd Street at Grand Central Station, New York, New York.

The notice of meeting, proxy statement and proxy card enclosed with this letter describe the specific business to be acted upon at the meeting. The Company’s 2007 Annual Report to Stockholders is also enclosed with this letter.

It is important that your shares of the Company’s common stock be represented and voted at the meeting regardless of the number of shares you may hold. Whether or not you plan to attend the meeting in person, you can ensure your shares of the Company’s common stock are voted at the meeting by submitting your instructions by telephone, the Internet, or in writing by returning the enclosed proxy card. Please review the instructions in the enclosed proxy statement and proxy card regarding each of these voting options.

Thank you for your continued support of the Company.

Yours very truly,

MARIJN E. DEKKERS
President and Chief Executive Officer

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
- PROPOSAL 1 - ELECTION OF DIRECTORS
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Benefits and Other Compensation
Severance and Change in Control Benefits
SECURITY OWNERSHIP
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
-PROPOSAL 2- PROPOSAL TO APPROVE THE 2008 STOCK INCENTIVE PLAN
-PROPOSAL 3- PROPOSAL TO APPROVE THE 2008 ANNUAL INCENTIVE AWARD PLAN
-PROPOSAL 4- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
OTHER ACTION
STOCKHOLDER PROPOSALS
SOLICITATION STATEMENT
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
APPENDIX A
2008 STOCK INCENTIVE PLAN
APPENDIX B
2008 ANNUAL INCENTIVE AWARD PLAN
APPENDIX C
FORM OF PROXY

 81 Wyman Street
 Waltham, MA 02451

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

To be held on May 20, 2008

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on May 20, 2008.
The Proxy Statement and 2007 Annual Report are available at ww3.ics.adp.com/streetlink/TMO.

April 10, 2008

To the Holders of the Common Stock of
THERMO FISHER SCIENTIFIC INC.

Notice is hereby given that the 2008 Annual Meeting of Stockholders of Thermo Fisher Scientific (“Thermo Fisher” or the “Company”) will be held on Tuesday, May 20, 2008, at 2:00 p.m. (Eastern time) at the Grand Hyatt New York, 109 East 42nd Street at Grand Central Station, New York, New York. The purpose of the meeting is to consider and take action upon the following matters:

1.	Election of three directors, constituting the class of directors to be elected for a three-year term expiring in 2011.

2.	Approval and adoption of the Thermo Fisher Scientific Inc. 2008 Stock Incentive Plan (the “2008 Stock Plan”).

3.	Approval and adoption of the Thermo Fisher Scientific Inc. 2008 Annual Incentive Award Plan (the “2008 Incentive Plan”).

4.	Ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2008.

5.	Such other business as may properly be brought before the meeting and any adjournment thereof.

Stockholders of record at the close of business on March 28, 2008, are the only stockholders entitled to notice of and to vote at the 2008 Annual Meeting of Stockholders.

This notice, the proxy statement and the proxy card enclosed herewith are sent to you by order of the Board of Directors of the Company.

By Order of the Board of Directors,

SETH H. HOOGASIAN
Senior Vice President, General Counsel and Secretary

IMPORTANT

Whether or not you intend to attend the meeting in person, please ensure that your shares of the Company’s common stock are present and voted at the meeting by submitting your instructions by telephone, the Internet, or in writing by completing, signing, dating and returning the enclosed proxy card to our transfer agent in the enclosed, self-addressed envelope, which requires no postage if mailed in the United States.

Directions to the Annual Meeting are available by calling Investor Relations at (781) 622-1111.

 81 Wyman Street
 Waltham, MA 02451

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

May 20, 2008

This proxy statement is furnished in connection with the solicitation of proxies by Thermo Fisher Scientific Inc. (“Thermo Fisher” or the “Company”) on behalf of the Board of Directors of the Company (the “Board”) for use at the 2008 Annual Meeting of Stockholders to be held on Tuesday, May 20, 2008, at 2:00 p.m. (Eastern time) at the Grand Hyatt New York, 109 East 42nd Street at Grand Central Station, New York, New York, and any adjournments thereof. The mailing address of the principal executive office of the Company is 81 Wyman Street, Waltham, Massachusetts 02451. This proxy statement and enclosed proxy card are being first furnished to stockholders of the Company on or about April 17, 2008.

Purpose of Annual Meeting

At the 2008 Annual Meeting of Stockholders, stockholders entitled to vote at the meeting will consider and act upon the matters outlined in the notice of meeting accompanying this proxy statement, including the election of three directors constituting the class of directors to be elected for a three-year term expiring in 2011, approval of the Company’s 2008 Stock Incentive Plan (the “2008 Stock Plan”), approval of the Company’s 2008 Annual Incentive Award Plan (the “2008 Incentive Plan”) and the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2008.

Voting Securities and Record Date

Only stockholders of record at the close of business on March 28, 2008, the record date for the meeting, are entitled to vote at the meeting or any adjournments thereof. At the close of business on March 28, 2008, the outstanding voting securities of the Company consisted of 418,208,902 shares of the Company’s common stock, par value $1.00 per share (“Common Stock”). Each share of Common Stock outstanding at the close of business on the record date is entitled to one vote on each matter that is voted.

Quorum

The presence at the meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum for the transaction of business at the meeting. Votes of stockholders of record present at the meeting in person or by proxy, abstentions, and “broker non-votes” (as defined below) are counted as present or represented at the meeting for the purpose of determining whether a quorum exists. A “broker non-vote” occurs when a broker or representative does not vote on a particular matter because it either does not have discretionary voting authority on that matter or it does not exercise its discretionary voting authority on that matter.

Manner of Voting

Stockholders of Record

Shares entitled to be voted at the meeting can only be voted if the stockholder of record of such shares is present at the meeting, returns a signed proxy card, or authorizes proxies to vote his or her shares by telephone or over the Internet. Shares represented by valid proxy will be voted in accordance with your instructions. If you choose to vote your shares by telephone or over the Internet, which you may do until 11:59 p.m. Eastern time on Monday, May 19, 2008, you should follow the instructions provided on the proxy card. In voting by telephone or over the Internet, you will be allowed to confirm that your instructions have been properly recorded.

A stockholder of record who votes his or her shares by telephone or Internet, or who returns a proxy card, may revoke the proxy at any time before the stockholder’s shares are voted at the meeting by entering new votes by telephone or over the Internet by 11:59 p.m. Eastern time on May 19, 2008, by written notice to the Secretary of the Company received prior to the meeting, by executing and returning a later dated proxy card prior to the meeting, or by voting by ballot at the meeting.

Participants in the Thermo Fisher Scientific 401(k) Retirement Plan

If you hold your shares through the Thermo Fisher Scientific 401(k) Retirement Plan (the “401(k) Plan”), your proxy represents the number of shares in your 401(k) Plan account as of the record date. For those shares in your 401(k) Plan account, your proxy will serve as voting instructions for the trustee of the 401(k) Plan. You may submit your voting instructions by returning a signed and dated proxy card to the Company’s transfer agent in the enclosed, self-addressed envelope for its receipt by 11:59 p.m. Eastern time on Thursday, May 15, 2008, or by telephone or over the Internet by 11:59 p.m. Eastern time on Thursday, May 15, 2008, in accordance with the instructions provided on the proxy card.

You may revoke your instructions by entering new instructions by telephone or over the Internet by 11:59 p.m. Eastern time on May 15, 2008, or by executing and returning a later dated proxy card to the Company’s transfer agent for its receipt by 11:59 p.m. Eastern time on May 15, 2008.

Beneficial Stockholders

If you hold your shares through a broker, bank or other representative (“broker or representative”), you can only vote your shares in the manner prescribed by the broker or representative. Detailed instructions from your broker or representative will generally be included with your proxy material. These instructions may also include information on whether your shares can be voted by telephone or over the Internet or the manner in which you may revoke your votes. If you choose to vote your shares by telephone or over the Internet, you should follow the instructions provided by the broker or representative.

Voting of Proxies

Shares represented by proxy will be voted in accordance with your specific choices. If you sign and return your proxy card or vote by telephone or over the Internet without indicating specific choices, your shares will be voted FOR the nominees for director, FOR the approval and adoption of the 2008 Stock Plan, FOR the approval and adoption of the 2008 Incentive Plan and FOR the ratification of the selection of independent auditors for 2008. Should any other matter be properly presented at the meeting, the persons named in the proxy card will vote on such matter in accordance with their judgment.

If you sign and return your proxy card marked “abstain” on any proposal or choose the same option when voting by telephone or over the Internet, your shares will not be voted affirmatively or negatively on that proposal and will not be counted as votes cast with regard to that proposal.

If you hold your shares as a beneficial owner rather than a stockholder of record, your broker or representative will vote the shares that it holds for you in accordance with your instructions (if timely received) or, in the absence of such instructions, your broker or representative may vote on certain matters for which it has discretionary voting authority.

If you hold your shares through the 401(k) Plan, the trustee will vote the shares in your 401(k) Plan account in accordance with your instructions (if timely received) or, in the absence of such instructions, the Company will vote your shares FOR the nominees for director, FOR the approval and adoption of the 2008 Stock Plan, FOR the approval and adoption of the 2008 Incentive Plan and FOR the ratification of the selection of independent auditors for 2008.

Vote Required for Approval

Under the Company’s bylaws, a nominee for director will be required to obtain a majority of the votes cast in person or by proxy at the annual meeting in order to be elected, such that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. Abstentions and broker non-votes will not have an effect on the determination of whether a nominee for director has been elected.

Under the Company’s bylaws, approval of the proposal to approve and adopt the Company’s 2008 Stock Plan will require the affirmative vote of a majority of the shares present or represented and entitled to vote at the annual meeting and voting affirmatively or negatively on the matter. Abstentions and broker non-votes will not have an effect on the determination of whether stockholder approval of the matter has been obtained. However, under the listing requirements of the New York Stock Exchange (the “NYSE”), the proposal to approve the Company’s 2008 Stock Plan will also require (a) that a majority of the shares entitled to vote at the annual meeting are voted on the matter (with abstentions counting as votes and broker non-votes not counting as votes) and (b) a majority of the votes cast on the matter are voted in favor of the matter (with abstentions counting as votes cast and broker non-votes not counting as votes cast).

Under the Company’s bylaws, approval of the proposal to approve and adopt the Company’s 2008 Annual Incentive Award Plan will require the affirmative vote of a majority of the shares present or represented and entitled to vote at the annual meeting and voting affirmatively or negatively on the matter. Abstentions and broker non-votes will not have an effect on the determination of whether stockholder approval of the matter has been obtained.

Under the Company’s bylaws, approval of the proposal to ratify the selection of independent auditors for 2008 will require the affirmative vote of a majority of the shares present or represented and entitled to vote at the annual meeting and voting affirmatively or negatively on the matter. Abstentions and broker non-votes will not have an effect on the determination of whether stockholder approval of the matter has been obtained.

- PROPOSAL 1 -

ELECTION OF DIRECTORS

The number of directors constituting the full Board of Directors of the Company (the “Board”) is fixed at nine. The Board is divided into three classes, each consisting of three directors. Each class is elected for a three-year term at successive Annual Meetings of Stockholders. In all cases, directors hold office until their successors have been elected and qualified, or until their earlier resignation, death or removal.

The terms for Scott M. Sperling, Bruce L. Koepfgen and Michael E. Porter, expire at the meeting. The Nominating and Corporate Governance Committee of the Board has recommended to the Board, and the Board has nominated, Messrs. Sperling and Koepfgen and Dr. Porter for a new three-year term expiring at the 2011 Annual Meeting of Stockholders. Thermo Electron Corporation and Fisher Scientific International Inc. (“Fisher”) merged on November 9, 2006 (the “Fisher Merger”), creating Thermo Fisher Scientific, or the “Company.” Messrs. Sperling and Koepfgen were directors of Fisher prior to the merger.

Nominee and Incumbent Directors

Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which they hold directorships. Information regarding their beneficial ownership of Common Stock is reported under the heading “SECURITY OWNERSHIP.”

Nominees for Director Whose Term of Office Will Expire in 2011

Scott M. Sperling

Mr. Sperling, age 50, has been a director of the Company since November 2006. He was a director of Fisher from January 1998 to November 2006. He has been employed by Thomas H. Lee Partners, L.P., a leveraged buyout firm, and its predecessor, Thomas H. Lee Company, since 1994. Mr. Sperling currently serves as Co-President of Thomas H. Lee Partners, L.P. Mr. Sperling is a director of ProSiebenSat.1 Media AG; Vertis, Inc.; and Warner Music Group Corp.

Bruce L. Koepfgen

Mr. Koepfgen, age 55, has been a director of the Company since November 2006. He was a director of Fisher from May 2005 to November 2006. He has been the Chief Executive Officer of Oppenheimer Capital, an investment management firm, since May 2003. From 1999 to 2003, Mr. Koepfgen was a private investor and President of Koepfgen Company LLC, a management consulting firm. Prior to 1999, Mr. Koepfgen spent 23 years with Salomon Brothers Inc. (15 years as Managing Director) in a number of executive positions. At the time of his departure, he was Co-Head of Fixed Income Sales and managed its Chicago office. He was also Chairman of Salomon Analytics, a company established to develop sophisticated fixed income analytic tools for institutional investors.

Michael E. Porter

Dr. Porter, age 60, has been a director of the Company since July 2001. He has been the Bishop William Lawrence University Professor at Harvard University since December 2000 and was C. Roland Christensen Professor of Business Administration from 1990 to 2000. Dr. Porter is a leading authority on competitive strategy and international competitiveness. Dr. Porter is also a director of Parametric Technology Corporation.

Incumbent Directors Whose Term of Office Will Expire in 2010

Marijn E. Dekkers

Mr. Dekkers, age 50, has been a director since July 2000 and the Company’s president and chief executive officer since November 2002. He served as the Company’s president and chief operating officer from July 2000 to November 2002. Prior to joining the Company, Mr. Dekkers held various positions of increasing responsibility at Honeywell International Inc. (formerly AlliedSignal Inc.) and General Electric Company. Mr. Dekkers is a director of Biogen Idec Inc.

Michael A. Bell

Mr. Bell, age 52, has been a Managing Director of Monitor Clipper Partners, a private equity firm, since January 1998. He also served as Senior Executive Vice President of John Hancock Financial Services from October 2001 to April 2004. Mr. Bell is a director of Medical Services Company.

Stephen P. Kaufman

Mr. Kaufman, age 66, has been a Senior Lecturer of Business Administration at the Harvard Business School since January 2001. He is retired Chairman and Chief Executive Officer of Arrow Electronics, Inc., a distributor of semiconductors, peripherals and components. He became President and Chief Operating Officer of Arrow in 1985, Chief Executive Officer in 1986, and Chairman in 1994. He retired as Chief Executive Officer in June 2000 and reassumed that position in June 2002 on an interim basis until September 2002. Mr. Kaufman is a director of Harris Corporation and KLA-Tencor Corporation.

Incumbent Directors Whose Term of Office Will Expire in 2009

Peter J. Manning

Mr. Manning, age 69, has been a director of the Company since May 2003. He served as vice chairman, Strategic Business Development of FleetBoston Financial Corporation from October 1999 to February 2003 when he retired. From January 1993 to October 1999, Mr. Manning served as executive director, Mergers & Acquisitions of BankBoston Corporation, prior to its acquisition by FleetBoston Financial. From 1990 to 1993, he served as executive vice president and chief financial officer of BankBoston Corporation. Mr. Manning is also a director of Safety Insurance Group Inc.

Jim P. Manzi

Mr. Manzi, age 56, has been a director of the Company since May 2000 and Chairman of the Board since May 2007. He was also Chairman of the Board from January 2004 to November 2006. He has been the chairman of Stonegate Capital, a firm he formed to manage private equity investment activities in technology startup ventures, primarily related to the Internet, since 1995. From 1984 until 1995, he served as the chairman, president and chief executive officer of Lotus Development Corporation, a software manufacturer that was acquired by IBM Corporation in 1995.

Elaine S. Ullian

Ms. Ullian, age 60, has been a director of the Company since July 2001. She has been the president and chief executive officer of Boston Medical Center, a 550-bed academic medical center affiliated with Boston University, since July 1996. Ms. Ullian is also a director of Vertex Pharmaceuticals, Inc. and Hologic Inc.

The Board of Directors recommends a vote FOR the nominees for director. Proxies solicited by the Board of Directors will be voted FOR the nominee unless stockholders specify to the contrary on their proxy.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The Board has adopted governance principles and guidelines of the Company (“Corporate Governance Guidelines”) to assist the Board in exercising its duties and to best serve the interests of the Company and its stockholders. In addition, the Company has adopted a code of business conduct and ethics (“Code of Business Conduct and Ethics”) that encompasses the requirements of the rules and regulations of the Securities and Exchange Commission (“SEC”) for a “code of ethics” applicable to principal executive officers, principal financial officers, principal accounting officers or controllers, or persons performing similar functions. The Code of Business Conduct and Ethics applies to all of the Company’s officers, directors and employees. The Company intends to satisfy SEC and NYSE disclosure requirements regarding certain amendments to, or waivers of, the Code of Business Conduct and Ethics by posting such information on the Company’s website. The Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on its website at www.thermofisher.com and a copy of each such document may also be obtained free of charge by writing to the Company care of its Investor Relations Department at the Company’s principal executive office located at 81 Wyman Street, Waltham, MA 02451.

Director Nomination Process

The Nominating and Corporate Governance Committee considers recommendations for director nominees suggested by its members, other directors, management and other interested parties. It will consider stockholder recommendations for director nominees that are sent to the Nominating and Corporate Governance

Committee to the attention of the Company’s Secretary at the principal executive office of the Company. In addition, the bylaws of the Company set forth the process for stockholders to nominate directors for election at an annual meeting of stockholders.

The process for evaluating prospective nominees for director, including candidates recommended by stockholders, includes meetings from time to time to evaluate biographical information and background material relating to prospective nominees, interviews of selected candidates by members of the Nominating and Corporate Governance Committee and other members of the Board, and application of the Company’s general criteria for director nominees set forth in the Company’s Corporate Governance Guidelines. These criteria include the prospective nominee’s integrity, business acumen, age, experience, commitment, and diligence. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The committee believes that the backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities to assist the Board in fulfilling its responsibilities. As such, the Nominating and Corporate Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, and with respect to members of the Audit Committee, financial expertise.

After completing its evaluation, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee.

Director Independence

The Company’s Corporate Governance Guidelines require a majority of our Board to be “independent” within the meaning of the NYSE listing requirements including, in the judgment of the Board, the requirement that such directors have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board has adopted the following standards to assist it in determining whether a director has a material relationship with the Company. Under these standards, a director will not be considered to have a material relationship with the Company if he or she is not:

•     A director who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues;

•     A director who is (or was within the last three years) an employee, or whose immediate family member is (or was within the last three years) an executive officer, of the Company;

•     A director who has received, or whose immediate family member has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•     (A) A director who is, or whose immediate family member is, a current partner of a firm that is the Company’s internal or external auditor; (B) a director who is a current employee of a firm that is the Company’s internal or external auditor; (C) a director whose immediate family member is a current employee of a firm that is the Company’s internal or external auditor and participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) a director who was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of a firm that is the Company’s internal or external auditor and personally worked on the Company’s audit within that time;

•     A director who is (or was within the last three years), or whose immediate family member is (or was within the last three years), an executive officer of another company where any of the Company’s current executive officers at the same time serve or served on the other company’s compensation committee;

•     A director who is (or was within the last three years) an executive officer of another company that is indebted to the Company, or to which the Company is indebted, in an amount that exceeds one percent (1%) of the total consolidated assets of the other company; and

•     A director who is a current executive officer of a tax exempt organization that, within the last three years, received discretionary contributions from the Company in an amount that, in any single fiscal year, exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues. (Any automatic matching by the Company of employee charitable contributions will not be included in the amount of the Company’s contributions for this purpose.)

Ownership of a significant amount of the Company’s stock, by itself, does not constitute a material relationship. For relationships not covered by these standards, the determination of whether a material relationship exists shall be made by the other members of the Board who are independent (as defined above).

The Board has determined that each of Ms. Ullian, Messrs. Bell, Manning, Manzi, Kaufman, Koepfgen and Sperling, and Dr. Porter is “independent” in accordance with the Company’s Corporate Governance Guidelines and Section 303A.02 of the listing standards of the NYSE. Each of Ms. Ullian, Messrs. Manning, Manzi, Kaufman, Koepfgen and Sperling, and Dr. Porter has no relationship with the Company, other than any relationship that is categorically not material under the guidelines shown above and other than compensation for services as a director as disclosed in this proxy statement under “DIRECTOR COMPENSATION.” The independent directors (other than Mr. Bell) have also determined that Mr. Bell’s relationship with Monitor Clipper Partners, a private equity firm that manages two funds in which a Fisher pension plan is an investor, is not material to his independence as a director of the Company (see “Transactions with Related Persons” on page 38).

Board of Directors Meetings and Committees

The Board met 10 times during 2007. During 2007, each of our directors attended at least 75% of the total number of meetings of the Board and the committees of which such director was a member. The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The Company encourages, but does not require, the members of its Board to attend the annual meeting of stockholders. Last year, three of our directors attended the 2007 Annual Meeting of Stockholders.

Audit Committee

The Audit Committee is responsible for assisting the Board in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditors. Certain responsibilities of our Audit Committee and its activities during fiscal 2007 are described with more specificity in the Report of the Audit Committee in this proxy statement under the heading “REPORT OF THE AUDIT COMMITTEE.” The charter of the Audit Committee is available on the Company’s website at www.thermofisher.com. A copy of the charter may also be obtained free of charge by writing to the Company care of its Investor Relations Department at the Company’s principal executive office located at 81 Wyman Street, Waltham, MA 02451.

The current members of our Audit Committee are Messrs. Manning (Chairman) and Koepfgen and Ms. Ullian. The Board has determined that each of the members of the Audit Committee is “independent” within the meaning of SEC rules and regulations, the listing standards of the NYSE, and the Company’s Corporate Governance Guidelines, and that each are “financially literate” as is required by the listing standards of the NYSE. The Board has also determined that Mr. Manning qualifies as an “audit committee financial expert” within the meaning of SEC rules and regulations, and that he has accounting and related financial management expertise as is required by the listing standards of the NYSE. The Audit Committee met 22 times during 2007.

Compensation Committee

The Compensation Committee is responsible for reviewing and approving compensation matters with respect to the Company’s chief executive officer and its other officers, reviewing and recommending to the Board management succession plans, and administering equity-based plans. Certain responsibilities of our Compensation Committee and its activities during 2007 are described in this proxy statement under the heading “Compensation Discussion and Analysis.” The Compensation Committee also periodically reviews our director compensation, and makes recommendations on this topic to the Board of Directors as it deems appropriate, as described under the heading “DIRECTOR COMPENSATION.”

The charter of the Compensation Committee is available on the Company’s website at www.thermofisher.com. A copy of the charter may also be obtained free of charge by writing to the Company care of its Investor Relations Department at the Company’s principal executive office located at 81 Wyman Street, Waltham, MA 02451.

The current members of our Compensation Committee are Messrs. Kaufman (Chairman) and Sperling and Ms. Ullian. The Board has determined that each of the members of the Compensation Committee is “independent” within the meaning of the listing standards of the NYSE and the Company’s Corporate Governance Guidelines. The Compensation Committee met five times during 2007.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for identifying persons qualified to serve as members of the Board, recommending to the Board persons to be nominated by the Board for election as directors at the annual meeting of stockholders and persons to be elected by the Board to fill any vacancies, and recommending to the Board the directors to be appointed to each of its committees. In addition, the Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board a set of corporate governance guidelines applicable to the Company (as well as reviewing and reassessing the adequacy of such guidelines as it deems appropriate from time to time) and overseeing the annual self-evaluation of the Board. The charter of the Nominating and Corporate Governance Committee is available on the Company’s website at www.thermofisher.com. A copy of the charter may also be obtained free of charge by writing to the Company care of its Investor Relations Department at the Company’s principal executive office located at 81 Wyman Street, Waltham, MA 02451.

The current members of our Nominating and Corporate Governance Committee are Dr. Porter (Chairman), and Messrs. Bell and Sperling. The Board has determined that each of the members of the Nominating and Corporate Governance Committee is “independent” within the meaning of the listing standards of the NYSE and the Company’s Corporate Governance Guidelines. The Nominating and Corporate Governance Committee met eight times during 2007.

Executive Sessions and Presiding Director

In accordance with the listing standards of the NYSE and the Company’s Corporate Governance Guidelines, (a) non-management directors of the Board meet at regularly scheduled executive sessions without management and at such other times as may be requested by a non-management director and (b) independent directors meet at least once a year in an executive session without management and at such other times as may be requested by an independent director. In accordance with the Company’s Corporate Governance Guidelines, Ms. Ullian has been appointed to preside (the “Presiding Director”) at the meetings of the Company’s non-management and independent directors held in executive session without management.

Communications from Stockholders and Other Interested Parties

The Board has established a process for stockholders and other interested parties to send communications to the Board or any individual director or groups of directors, including the Presiding Director and the non-management and independent directors. Stockholders and other interested parties who desire to send communications to the Board or any individual director or groups of directors should write to the Board or such individual director or group of directors care of the Company’s Corporate Secretary, Thermo Fisher Scientific Inc., 81 Wyman Street, Waltham, Massachusetts 02451. The Corporate Secretary will relay all such communications to the Board, or individual director or group of directors, as the case may be.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee oversees our executive compensation program for officers. In this role, the Compensation Committee reviews and approves annually all compensation decisions relating to our named executive officers.

Objectives and Philosophy of Our Executive Compensation Program

The primary objectives of our executive compensation program are to:

•	attract and retain the best possible executive talent;

•	ensure executive compensation is aligned with our corporate strategies and business objectives;

•	promote the achievement of key strategic and financial performance measures by linking annual cash incentives to the achievement of corporate performance goals;

•	motivate the Company’s officers in creating long-term value for the Company’s stockholders and achieving other business objectives of the Company; and

•	encourage stock ownership by the Company’s officers in order to align their financial interests with the long-term interests of the Company’s stockholders.

To achieve these objectives, the Compensation Committee evaluates our compensation program for officers with the goal of setting compensation at levels the Committee believes are competitive with those of other peer companies that compete with us for executive talent. In addition, our executive compensation program ties a substantial portion of each executive’s overall cash compensation to key strategic, financial and operational goals such as revenue growth, margin expansion, and new product introductions. We also provide a portion of our executive compensation in the form of stock options and restricted stock grants (both time-based and performance-based), which we believe helps to retain our executives and aligns their interests with those of our stockholders by allowing them to participate in the longer term success of the Company as reflected in stock price.

The Compensation Committee uses market surveys and analyses prepared by outside consulting firms to stay informed of developments in the design of compensation packages generally and to benchmark our officer compensation program against those of companies with whom we compete for executive talent to ensure our compensation program is in line with current marketplace standards. The Compensation Committee generally targets compensation for executives near (i.e., within 10%) the median of the pay levels derived from the compensation consultants’ studies. Variations to this general target may occur as dictated by individual circumstances.

Typically during the first calendar quarter of each year, the chief executive officer makes a recommendation to the Compensation Committee with respect to annual salary increases and bonuses, and annual stock option and restricted stock awards, if any, for executive officers other than himself, which is then reviewed and approved by the Compensation Committee. In the case of the chief executive officer, his individual performance evaluation is conducted by the Compensation Committee, which determines his compensation changes and awards after receiving input from the independent directors of the Board. The Compensation Committee reviews, with respect to each named executive officer, the current value of prior equity grants, the balances in deferred compensation accounts, and the amount of compensation the executive officer would receive if he left the Company under a variety of circumstances.

Components of our Executive Compensation Program

The primary elements of our executive compensation program are:

Element	Primary Purpose
Base Salary	Provide competitive, fixed compensation to attract and retain the best possible executive talent
Annual Cash Incentive Bonuses	Ensure executive compensation is aligned with our corporate strategies and business objectives; promote the achievement of key strategic and financial performance measures by linking annual cash incentives to the achievement of corporate performance goals
Stock Option and Restricted Stock Awards	Ensure executive compensation is aligned with our corporate strategies and business objectives; motivate the Company’s officers in creating long-term value for the Company’s stockholders and achieving other business objectives of the Company; encourage stock ownership by the Company’s officers in order to align their financial interests with the long-term interests of the Company’s stockholders
Insurance, Retirement and Other Employee Benefits	Provide competitive benefits to attract and retain the best possible executive talent
Severance and Change in Control Benefits	Provide competitive benefits to attract and retain the best possible executive talent

We do not have any formal or informal policy or target for allocating compensation between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the Compensation Committee, after reviewing information provided by compensation consultants, determines what it believes in its business judgment to be the appropriate level of each of the various compensation components.

In November 2006, the Compensation Committee considered a market study prepared by Mercer and Executive Compensation Advisors, a Korn/Ferry Company (“ECA”), compensation consulting firms, in setting salaries and target annual cash incentive bonuses for 2007. Mercer and ECA developed a peer group of the following publicly traded companies:

Medtronic, Inc. Danaher Corporation Quest Diagnostics Incorporated Agilent Technologies Inc. Stryker Corporation	Baxter International Inc. Boston Scientific Corporation Becton, Dickinson and Company Rockwell Automation, Inc.

In late 2007, the Committee directly engaged Pearl Meyer & Partners (“PM&P”), a compensation consulting firm, to assist the Committee in its review and evaluation of the compensation for the executive officers. PM&P provides no services to the Company other than to the Compensation Committee, and is therefore entirely independent of the management of the Company. In making decisions on the payout of bonuses for 2007 performance, and salary changes, the setting of target annual cash incentive bonuses, and equity award decisions for 2008, the Committee considered a market study prepared by PM&P, which included data from three peer groups (the core peer group, the broader industry peer group, and the small competitors peer group) of publicly-traded companies as well as industry survey data for other companies that were deemed relevant by PM&P. PM&P did not consult with management in developing its peer groups or in providing its analysis to the Compensation Committee. The core peer group represents companies most similar to Thermo Fisher in terms of size and industry. The companies included in the core peer group are:

Agilent Technologies Inc. Becton, Dickinson and Company Danaher Corporation Rockwell Automation, Inc. Stryker Corporation	Baxter International Inc. Boston Scientific Corporation Quest Diagnostics Incorporated Medtronic, Inc.

The broader industry peer group represents companies that are of similar size as compared to Thermo Fisher and that compete in broader, but related industries. The broader industry peer group consists of:

Abbott Laboratories Cooper Industries, Ltd. Eaton Corporation Emerson Electric Co. Harris Corporation ITT Corporation Precision Castparts Corp. Rockwell Collins, Inc.	Avaya Inc. Dover Corporation EMC Corporation Goodrich Corporation Illinois Tool Works Inc. Parker-Hannifin Corporation Raytheon Company Schering-Plough Corporation

The small competitors peer group represents companies that are similar to Thermo Fisher in product or service offerings, but have annual revenues less than one-third that of Thermo Fisher. The small competitors peer group consists of:

Applera Corporation — Applied Biosystems
Beckman Coulter, Inc. Millipore Corporation Roper Industries, Inc. Varian, Inc. C.R. Bard, Inc.	Invitrogen Corporation PerkinElmer, Inc. Tektronix, Inc. Waters Corporation

PM&P employed regression analysis techniques in order to examine the relationship between company revenue size and pay, and used that relationship to calculate predicted pay values for a company of Thermo Fisher’s size. For Messrs. Dekkers, Wilver and Hoogasian, PM&P used a blend of size-regressed peer group data and size-regressed industry survey data. For Messrs. Casper and Malus, PM&P used size-regressed peer group data only, because for these operational positions, PM&P deemed the peer group data more relevant than broader industry survey data that would represent a wider range of businesses.

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executive officers. Generally, we believe that executive base salaries should be near (i.e., within 10%) the median of the range of salaries for executives in similar positions at comparable companies. Base salaries are generally reviewed annually by our Compensation Committee in February. However, in connection with the closing of the Company’s merger with Fisher Scientific in November 2006, the Committee established base salaries for 2007, taking into consideration the results of the Mercer and ECA study, as well as a variety of other factors, including the level of the individual’s responsibility, the ability to replace the individual, the current base salary of the individual and the increased size and complexity of the Company as a result of the merger. In November 2006, the Committee increased the salaries of Messrs. Wilver, Malus and Hoogasian, and in February 2007, the Committee increased the salary of Mr. Casper as part of our standard annual compensation review. The Committee did not increase the salary of Mr. Dekkers, the Company’s chief executive officer, in November 2006 or February 2007, because the Committee anticipated increasing Mr. Dekkers’ salary in connection with the re-negotiation of Mr. Dekkers’ employment contract with the Company. However, as noted below, Mr. Dekkers’ base salary was subsequently increased retroactive to January 1, 2007.

In early March 2008, the Compensation Committee increased the salaries of our executive officers for 2008 in accordance with our standard annual compensation review based on the results of the PM&P study conducted in late 2007. The 2008 base salary for each of the named executive officers was set consistent with our philosophy of keeping salaries within 10% of the median derived from the PM&P study. In light of the fact that Mr. Dekkers did not receive a salary increase at the time of the merger for 2007, the Compensation Committee retroactively increased Mr. Dekkers’ salary for 2007 from $1,050,000 to $1,125,000. Mr. Dekkers’ salary in the Summary Compensation Table on page 17 below reflects this retroactive adjustment.

Annual Cash Incentive Bonus

Annual cash incentive awards for the Company’s executive officers for 2007 were granted under the Company’s 2003 Annual Incentive Award Plan (the “162(m) Plan”), which was approved by the stockholders of the Company at its 2003 Annual Meeting of Stockholders. The 162(m) Plan was adopted to preserve the tax deductibility of the annual bonus that may be earned by executive officers of the Company. The actual amounts paid are determined by applying negative discretion to the amounts calculated under the 162(m) Plan, as described below.

Under the 162(m) Plan, in the first quarter of a calendar year the Compensation Committee selects a performance goal for the year. For 2007, the Committee selected the financial measure of earnings before interest, taxes and amortization, excluding the impact of charges for restructuring, discontinued operations, extraordinary items, other unusual or non-recurring items and cumulative effects of accounting changes (“Adjusted Operating Income”). The Committee selected this financial measure, as opposed to an income measure computed under generally accepted accounting principles (GAAP), because this measure is consistent with how management measures and forecasts the Company’s performance, especially when comparing such results to previous periods or forecasts. Each executive officer was awarded a percentage of Adjusted Operating Income for the year, subject to the right of the committee to lower, but not raise, the actual bonuses paid. In March 2008, the Compensation Committee elected to lower the 2007 bonuses payable under the 162(m) Plan to the amounts computed in accordance with the process described below for the Company’s annual incentive program for the year based on the Compensation Committee’s determinations as to the level of achievement of the supplemental performance measures under the Company’s annual incentive program for 2007.

Typically, in the first quarter of a calendar year, the Compensation Committee also establishes a target incentive cash award amount under the Company’s annual incentive program for each officer of the Company, including executive officers. This amount, which is a percentage of base salary, is determined by the Compensation Committee based on the salary level of the officer, the position of the officer within the Company and input from the compensation consultant. The amount actually awarded to an officer, which can range from 0 to 200% of target, varies primarily based on performance of the Company as a whole with respect to financial and non-financial measures, but is subject to adjustment based on the Committee’s subjective evaluation of an officers’ contributions to those results. The Committee generally sets the goals such that the target payout (100% of target bonus) represents attractive financial performance within our industry and can be reasonably expected to be achieved; payouts in the range of 125% of target represent performance somewhat better than average within our industry; and payouts above 150% of this target require extraordinary performance.

For 2007, the financial measures established by the Compensation Committee under the Company’s annual incentive program were growth in revenue (adjusted for the impact of acquisitions and divestitures and for foreign currency changes) and earnings (adjusted for restructuring charges and certain other items of income or expense) before interest, taxes and amortization as a percentage of revenue. For each of the financial measures, the Company’s actual performance was measured relative to the Company’s internal operating plan for 2007. The weighting of the financial measures for 2007 was as follows: 35% for the adjusted revenue goal and 35% for the adjusted earnings goal. The remaining 30% was based on company-wide, non-financial measures, which included the achievement of merger synergies, the integration of processes and training at the combined company, increased new product introduction, and the continuation of building a diverse workforce. The baseline targets (for 100% payout) and actual results for the financial measures were 5.5% and 5.7%, respectively, for the adjusted revenue goal and 16.2% and 16.8%, respectively, for the adjusted earnings goal. The actual results translated to a payout of 107%, 166%, and 137% of target bonus respectively, for the adjusted revenue goal, adjusted earnings goal, and non-financial measures.

The process described above resulted in a preliminary overall achievement payout of 137% of target bonus for the named executive officers. The Compensation Committee elected to compensate the executive officers below, above or at, this percentage of each officer’s target bonus, depending on their subjective assessment of the officer’s individual performance. Messrs. Casper and Malus, each of whom hold operational positions with the Company, were compensated at 145% of target, based on the operating performance of the businesses in which they participate. Mr. Dekkers, the Company’s chief executive officer, Mr. Wilver, the Company’s chief financial officer, and Mr. Hoogasian, the Company’s general counsel, were compensated at 137% of target. In light of the fact that Mr. Dekkers did not receive a target bonus increase in November 2006 or February 2007, because the Committee anticipated increasing Mr. Dekkers’ target bonus in connection with the re-negotiation of Mr. Dekkers’ employment contract with the Company, the Committee increased Mr. Dekkers’ target bonus for 2007 from 110% to 125% of base salary. Mr. Dekkers’ 2007 target and actual cash bonus in the table below, and his bonus in the Summary Compensation Table on page 17 below, reflect this increase.

The target bonus awards and actual bonus awards for 2007 for the named executive officers were as follows:

Name	Target Bonus Award	Actual Bonus Award
Marijn E. Dekkers	$1,406,250	$1,926,563
Peter M. Wilver	$374,500	$513,065
Marc N. Casper	$569,500	$825,775
Alan J. Malus	$350,000	$507,500
Seth H. Hoogasian	$261,000	$357,570

Stock Option and Restricted Stock Awards

Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, the vesting feature of our equity grants should further our goal of executive retention because this feature provides an incentive to our executives to remain in our employ during the vesting period. In determining the size of equity grants to our executives, our Compensation Committee considers the long-term equity incentive values derived from the Committee’s consultant’s study, the amount of equity previously awarded to the executive, and the vesting of such awards. The Compensation Committee also considers the recommendations of the chief executive officer with respect to awards to our executives other than the chief executive officer, and input from the independent directors of the Board with respect to awards to our chief executive officer. The Committee then decides how much of these values should be delivered by each of the long-term incentive vehicles utilized by the Company, such as stock options or restricted stock awards.

We typically make an initial equity award of stock options to new executives when they become executives and to newly promoted executives to reflect their new responsibilities, and annual equity grants in late February as part of our overall compensation program. Our equity awards have typically taken the form of stock options and restricted stock grants. Because restricted shares have a built-in value at the time the grants are made, we generally grant significantly fewer shares of restricted stock than the number of stock options we would grant for a similar purpose. All grants of options and restricted stock to our officers are approved by the Compensation Committee. The timing of the Compensation Committee meeting in late February is such that the meeting occurs after we have publicly released earnings for the just-completed year. We intend that the annualized value of equity awards to our executives will approximate the median levels for companies in our compensation peer group.

Typically, the stock options we grant to our named executive officers vest over the first three to five years of the seven-year option term, and restricted stock awards vest equally over two to three years. Vesting normally ceases upon termination of employment, except for acceleration upon certain qualifying retirements, and in the case of certain terminations for Messrs. Dekkers and Casper (see “Potential Payments upon Termination or Change in Control” on page 24). Stock option exercise rights normally cease for officers other than Mr. Dekkers shortly after termination, except for in the cases of death, disability and retirement. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. Prior to the vesting of restricted stock, the holder has no right to transfer the shares but has voting rights and the right to receive dividends with respect to the shares.

Our practice is to set the exercise price of stock options to officers to equal the closing price of our common stock on the New York Stock Exchange on the date of grant. Newly hired executives other than officers normally are granted stock options by the Option Committee, which consists of Marijn Dekkers. These grants are made once per quarter. Officers may receive stock option grants only through the Compensation Committee.

The closing of the Fisher Merger in November 2006 triggered a change in control under the Company’s equity plans. As a result, all outstanding restricted stock awards for all executive officers accelerated in connection with the closing, and substantially all unvested stock options accelerated in connection with the closing, except for Mr. Dekkers’, for which he waived acceleration.

In order to enhance our goal of executive retention after the Fisher Merger, the Compensation Committee approved new grants of unvested equity. The Committee granted both stock options and restricted stock to executives in November 2006. The stock option grants vest equally over five years, and the time-based restricted stock grants vest over three years. The Committee also granted a performance-based restricted stock award enhancement to certain executives, including the named executive officers, equal to the number of time-based restricted shares granted. The terms of the performance-based restricted stock award are described in detail in the “Outstanding Equity Awards at Fiscal 2007 Year-End” table on page 20. The higher than normal number of stock options and restricted shares granted by the Committee in November 2006 reflected that the options will vest over five years, rather than the Company’s usual three-year vesting period, and the risk associated with the performance-based shares, as well as the Committee’s intention to forego restricted stock grants until February 2008 and stock option grants until February 2009. In light of the November 2006 grants, no equity grants were awarded in 2007 to the executives, including the named executive officers, and no stock options were awarded in 2008, except to Mr. Dekkers as discussed below.

On March 5, 2008, in connection with the normal compensation cycle, the Committee granted time-based and performance-based restricted stock to Messrs. Casper, Wilver, Malus and Hoogasian. The amount of time-based restricted stock equated to 30% of the median long-term value to be delivered to the executives through equity, as derived from the PM&P study. The target number of shares of performance-based restricted stock achievable was the same as the number of shares of time-based restricted stock awarded, and the executives will have the ability to earn up to 160% of the target number of shares based on the Company’s achievement of the maximum performance metric. These two grants combined approximated 60% of the PM&P median long-term incentive value for these executives, in consideration of the larger than normal equity grant awarded in November 2006.

Also on March 5, 2008, the Committee granted stock options to Mr. Dekkers, in contemplation of the impending execution of his employment agreement, which was signed on April 7, 2008. The size of the option award was intended to approximate two times the PM&P median, as the Committee intends to forego an option grant to Mr. Dekkers in 2009, and because these options will vest over five years with no vesting until 24 months from the date of grant.

Stock Ownership Policy

The Compensation Committee has established a stock holding policy that the chief executive officer hold shares of Common Stock equal in value to at least four times his annual base salary and that each other executive officer hold shares of Common Stock equal in value to at least two times his or her annual base salary. The current chief executive officer and other current executive officers have a period of five years from February 25, 2005, to achieve this ownership level. New executive officers would have a period of five years from the date of initial appointment as an executive officer to achieve this ownership level. For purposes of this policy, shares of time-based restricted Common Stock are counted towards the target. All of our named executive officers are currently in compliance with this policy.

Benefits and Other Compensation

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. The 401(k) plan is a tax-qualified retirement savings plan pursuant to which all U.S. based employees, including officers, are able to contribute a percentage of their annual salary up to the limit prescribed by the Internal Revenue Service to the 401(k) plan on a before-tax basis. The Company matches 100% of the first 6% of pay that is contributed to the plan. All contributions to the 401(k) plan as well as any matching contributions are fully-vested upon contribution.

The named executive officers, in addition to certain other U.S.-based eligible executives, are entitled to participate in the Deferred Compensation Plan. Pursuant to the Deferred Compensation Plan, an eligible employee can defer receipt of his or her annual base salary (up to 90%) and/or bonus (up to 100%) until he or she ceases to serve as an employee of the Company or until a future date while the participant continues to be an employee of the Company. The Deferred Compensation Plan is discussed in further detail under the heading “Nonqualified Deferred Compensation For 2007” on page 23. Amounts deferred under this plan can be invested in an array of mutual funds and vehicles administered by Clark Consulting. The Company does not guarantee any above-market interest rates or rates of return on these deferred amounts.

The Company provides officers with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. Each named executive officer receives an allowance for supplemental medical expenses, long-term disability insurance, supplemental life insurance, and a car allowance. Additionally, the Company provides a $3 million term life insurance policy to each of Marijn Dekkers and Marc Casper. Attributed costs of the personal benefits described above for the named executive officers for 2007 are described in the “Summary Compensation Table” on page 17.

Severance and Change in Control Benefits

Pursuant to our equity plans and agreements we have entered into with our executives, in the event of the termination of their employment under certain circumstances or a change in control, they are entitled to specified benefits. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption “Potential Payments Upon Termination or Change in Control” on page 24. We believe providing these benefits helps us compete for executive talent and that our severance and change in control benefits are generally in line with severance packages offered to comparable executives at other companies.

Our practice with respect to acceleration of vesting of equity awards in the case of change in control benefits was, until the Fisher Merger, to structure acceleration as “single trigger”. In other words, the change in control itself triggered acceleration. After the closing of the Fisher Merger, the Compensation Committee elected to change to a “double-trigger” (i.e., the change in control does not itself trigger acceleration; rather, acceleration occurs only if the employment of the executive is terminated during a specified period after the change in control) for all named executive officers except Marijn Dekkers, whose 2002 employment agreement mandated a single trigger. The Committee elected to make this change because it believes that a change in control event, in and of itself, should not result in equity acceleration unless the executive’s position is adversely affected. This change applied to the November 2006 grants and grants made thereafter. As part of an amended and restated employment contract signed in April 2008, Mr. Dekkers agreed that his stock option grants would not automatically accelerate upon a change in control.

Tax and Accounting Considerations

Deductibility of Executive Compensation

The Compensation Committee considers the potential effect of Section 162(m) of the Internal Revenue Code of 1986 as amended (the “Internal Revenue Code”), in designing its compensation program, but reserves the right to use its independent judgment to approve nondeductible compensation, while taking into account the financial effects such action may have on the Company. Section 162(m) limits the tax deduction available to public companies for annual compensation that is paid to the Company’s named executive officers in excess of $1,000,000, unless the compensation qualifies as “performance-based” or is otherwise exempt from Section 162(m). Stock options, performance-based restricted stock awards and annual incentive cash bonuses for the executive officers are intended to qualify for the deduction. However, the portion of Mr. Dekkers’ base salary in excess of $1,000,000 as well as time-based restricted stock does not qualify as performance-based compensation, and, as a result, approximately $947,000 of his compensation will not be deductible for 2007.

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, adding Section 409A to the Internal Revenue Code. Section 409A changes the tax rules applicable to nonqualified deferred compensation arrangements. The Company believes it is operating in good faith compliance with Section 409A and applicable guidance issued thereunder. A more detailed discussion of the Company’s nonqualified deferred compensation arrangements is provided on page 23 under the heading “Nonqualified Deferred Compensation For 2007.”

Accounting Considerations

Accounting considerations also play an important role in the design of our executive compensation programs and policies. SFAS 123R requires us to expense the cost of stock-based compensation awards. We consider the relative impact in terms of accounting cost in addition to other factors such as stockholder dilution, retentive impact, and motivational impact when selecting long-term equity incentive instruments.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Stephen P. Kaufman (Chairman)
Scott M. Sperling
Elaine S. Ullian

Summary Compensation Table

The following table summarizes compensation for services to the Company earned during the last fiscal year by the Company’s chief executive officer, chief financial officer, and the three other most highly compensated executive officers of the Company during 2007. The executive officers listed below are collectively referred to in this proxy statement as the “named executive officers.”

								Change in
								Pension Value
								and
								Nonqualified
								Deferred
				Stock		Option		Compensation	All Other
Name and		Salary(1)	Bonus(2)	Awards(3)		Awards(4)		Earnings	Compensation	Total
Principal Position	Year	($)	($)	($)		($)		($)(5)	($)(6)	($)
Marijn E. Dekkers President and Chief Executive Officer	2007	$1,125,000	$1,926,563	$1,386,887		$5,825,684		$181,725	$36,496	$10,482,355

	2006	$1,037,499	$2,135,000	$2,595,095	(7)	$4,483,902		$426,444	$35,145	$10,713,085

Peter M. Wilver Senior Vice President and Chief Financial Officer	2007	$535,000	$513,065	$358,946		$406,080		—	$32,623	$1,845,714

	2006	$409,632	$524,833	$68,308		$3,092,056	(8)	—	$31,713	$4,126,542

Marc N. Casper Executive Vice President	2007	$657,498	$825,775	$601,026		$680,130		$30,080	$44,173	$2,838,682

	2006	$615,003	$950,667	$331,022		$4,158,989	(9)	$60,079	$30,947	$6,146,707

Alan J. Malus(10) Senior Vice President	2007	$495,000	$507,500	$674,038		$687,287		$2,698	$9,188	$2,375,711

Seth H. Hoogasian Senior Vice President, General Counsel and Secretary	2007	$435,000	$357,570	$314,485		$646,754		$15,429	$34,213	$1,803,451

	2006	$395,317	$487,000	$116,405		$2,198,916	(11)	$21,011	$33,493	$3,252,142

(1)     Reflects salary for the year, though a portion of such salary may have been paid early in the subsequent year.

(2)     Reflects bonus earned for the year but paid early in the subsequent year.

(3)     This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year for restricted stock awards granted to each of the named executive officers, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions with respect to these awards, refer to note 5 of the Thermo Fisher financial statements in the Form 10-K for the year ended December 31, 2007, as filed with the SEC. The amounts shown in this column reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executives. As a result of the Fisher Merger, on November 9, 2006, the vesting of all of the then-outstanding restricted stock awards held by the named executive officers and other employees accelerated.

(4)     This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year for stock options granted to each of the named executives, in accordance with SFAS 123R. No stock options were granted to the named executive officers in 2007. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions with respect to these grants, refer to note 5 of the Thermo Fisher financial statements in the Form 10-K for the year ended December 31, 2007, as filed with the SEC. The amounts shown in this column reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executives. As a result of the Fisher Merger, on November 9, 2006, the vesting of substantially all of the then-outstanding stock options held by the named executive officers (except Mr. Dekkers) and other employees accelerated. Mr. Dekkers waived the acceleration of the vesting of his stock options.

(5)     For Messrs. Dekkers, Casper and Hoogasian, the amounts presented in this column include the entire amount of earnings (if any) for the year under investment alternatives on deferred compensation balances. For Mr. Malus, the amount presented in this column represents the actuarial increase in the present value of his benefits under the Fisher Retirement Plan during the year.

(6)     Under SEC rules and regulations, if the total value of all perquisites and personal benefits is $10,000 or more for any named executive officer, then each perquisite or personal benefit, regardless of its amount, must be identified by type. If perquisites and personal benefits are required to be reported for a named executive officer, then each perquisite or personal benefit that exceeds the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for that officer must be quantified and disclosed in a footnote. The amounts presented in this column include (a) matching contributions made on behalf of the named executive officers by the Company pursuant to the Company’s 401(k) Plan, (b) a car allowance, (c) an allowance for medical related expenses, (d) premiums paid by the Company with respect to long-term disability insurance for the benefit of the named executive officers, (e) with respect to Messrs. Dekkers and Casper, premiums paid by the Company for a term life insurance policy for the benefit of Messrs. Dekkers and Casper, respectively, (f) premiums paid by the Company with respect to supplemental group term life insurance, and (g) access to emergency medical service through Massachusetts General Hospital’s global hospital network. For 2007, the dollar value of each such benefit was (1) $11,250 each for Messrs. Dekkers, Wilver, Casper and Hoogasian and $9,000 for Mr. Malus for matching 401(k) contributions, (2) $12,500 each for Messrs. Dekkers, Wilver, Casper and Hoogasian for the car allowance, (3) $5,000 each for Messrs. Dekkers, Wilver, Casper and Hoogasian for the medical expense allowance, (4) $3,182, $3,010, $2,244, and $4,790 for Messrs. Dekkers, Wilver, Casper, and Hoogasian, respectively, for long-term disability insurance premiums, and (5) $3,260 and $11,875 for a term life insurance policy for Messrs. Dekkers and Casper, respectively.

(7)     Includes $1,685,283 for the acceleration of restricted stock awards as a result of the Fisher Merger.

(8)     Includes $1,984,818 for the acceleration of stock option awards as a result of the Fisher Merger.

(9)     Includes $2,864,136 for the acceleration of stock option awards as a result of the Fisher Merger.

(10)     Mr. Malus became an executive officer of the Company on November 9, 2006, but was not a named executive officer for the year ended December 31, 2006.

(11)     Includes $1,462,345 for the acceleration of stock option awards as a result of the Fisher Merger.

Grants of Plan-Based Awards For 2007

				All Other		All Other
		Estimated		Stock		Option
		Future		Awards:		Awards:	Exercise or
		Payouts		Number		Number of	Base Price
		Under Equity		of Shares		Securities	of Option	Grant Date Fair
	Grant	Incentive		of Stock		Underlying	Awards	Value of Stock and
Name	Date	Plan Awards		or Units		Options	($/Sh)	Option Awards ($)
		Target (#	)

Marijn E. Dekkers	1/7/2007	—		5,000	(1)	—	—	$225,050

Peter M. Wilver	—	—		—		—	—	—

Marc N. Casper	—	—		—		—	—	—

Alan J. Malus	—	—		—		—	—	—

Seth H. Hoogasian	—	—		—		—	—	—

(1)     Represents a time-based restricted stock award which vests in equal annual installments over the three-year period commencing on the date of grant (i.e., the first 1/3 of a restricted stock grant would vest on the first anniversary of the date of grant) so long as the executive officer is employed by the Company on each such date (subject to certain exceptions). The award was granted under the Company’s 2005 Stock Incentive Plan.

Employment Agreement

Employment Agreement with Mr. Dekkers

The amended and restated employment agreement with Mr. Dekkers, which was executed on April 7, 2008 and pursuant to which he serves as president and chief executive officer of the Company (the “Employment Agreement”), is for a term ending December 31, 2017. The Employment Agreement currently provides for an annual base salary of $1,165,000 and a target annual incentive bonus of 125% of base salary. The actual amount paid as a bonus in any given year is a multiple of zero to two times the target amount.

In contemplation of the execution of his Employment Agreement, the Compensation Committee granted Mr. Dekkers options to purchase 982,000 shares of common stock of the Company in March 2008. Pursuant to the Employment Agreement, future equity grants awarded to Mr. Dekkers will be determined by the Compensation Committee. Equity awards granted to Mr. Dekkers prior to January 1, 2008 that have not yet vested or remain outstanding are reflected in various tables of this proxy statement.

If Mr. Dekkers’ employment is terminated (i) by the Company without “cause” or by Mr. Dekkers with “good reason,” he will be entitled to: (A) an amount equal to the sum of: (1) three times his then current base salary, (2) three times his target bonus, and (3) a pro-rata bonus for the year in which the termination date occurs; (B) medical and dental insurance benefits for up to three years after the termination date; and (C) outplacement services up to $50,000; (ii) due to his disability, he will be entitled to: (A) disability benefits in accordance with the long-term disability (“LTD”) program then in effect for senior executives of the Company; (B) his then current base salary through the end of the LTD elimination period; (C) a pro-rata bonus for the year in which the termination date occurs; and (D) medical and dental insurance benefits until the later of December 31, 2017 or 24 months after the termination date; and (iii) due to his death, his estate or his beneficiaries will be entitled to (A) payment of his base salary though the end of the month during which the termination date occurs; and (B) a pro-rata bonus for the year in which the termination date occurs. In the event Mr. Dekkers’ employment is terminated for “cause” or by Mr. Dekkers without “good reason,” he will receive his base salary through the date of termination.

In addition, if Mr. Dekkers’ employment is terminated due to his death or disability, by the Company without “cause,” or by Mr. Dekkers with “good reason,” (i) all stock options will become fully vested and will remain exercisable until three years from the termination date, except for options granted prior to November 21, 2002, which will remain exercisable for two years from the termination date (but, in each case, in no event beyond the expiration date of the options); and (ii) the transfer restrictions on all shares of time-based restricted Common Stock (i.e., those that do not include performance-based vesting) granted to him will lapse. If Mr. Dekkers’ employment is terminated by the Company for “cause,” (A) no further vesting of stock options shall occur and he shall have 10 days (except for the options granted to Mr. Dekkers before 2005, which he will have 90 days to exercise) to exercise all vested and outstanding stock options (but in no event beyond the expiration date of the options); and (B) all shares of restricted Common Stock granted to him as to which transfer restrictions have not lapsed shall be forfeited. A termination of employment by Mr. Dekkers’ without “good reason” shall have the same consequences as a termination by the Company for “cause.”

In the event of a change in control of the Company, shares of restricted stock granted to Mr. Dekkers prior to March 1, 2008 will vest and no longer be subject to restriction on transfer. In the event his employment is terminated after a change in control, he will be entitled to receive benefits under either the Employment Agreement or the executive retention agreement described below under the heading “Potential Payments Upon Termination or Change in Control,” but not both.

The Employment Agreement includes a noncompetition and nonsolicitation provision providing that during the term of Mr. Dekkers’ employment with the Company, and for a period of two (2) years thereafter, Mr. Dekkers will not compete with the Company nor will he solicit or hire employees of the Company or solicit customers of the Company.

Outstanding Equity Awards at 2007 Fiscal Year-End

	Option Awards					Stock Awards
											Equity
									Equity		Incentive
									Incentive		Plan
									Plan		Awards:
									Awards:		Market or
									Number		Payout
									of		Value of
									Unearned		Unearned
									Shares,		Shares,
	Number of	Number of				Number of		Market Value	Units or		Units or
	Securities	Securities				Shares or		of Shares or	Other		Other
	Underlying	Underlying		Option		Units of		Units of Stock	Rights		Rights That
	Unexercised	Unexercised		Exercise	Option	Stock That		That Have Not	That Have		Have Not
	Options (#)	Options (#)		Price	Expiration	Have Not		Vested ($) @	Not		Vested ($)
Name	Exercisable	Unexercisable (1)		($)	Date	Vested (#)(1)		$57.68*	Vested (#)		@$57.68*
Marijn E. Dekkers	13,496	—		$77.95	8/24/2010	—		—	—		—

	—	146,000	(2)	$27.40	2/25/2012	—		—	—		—

	150,000	300,000	(3)	$34.86	2/27/2013	—		—	—		—

	109,980	439,920	(4)	$43.37	11/9/2013	—		—	—		—

	—	—		—	—	31,467	(5)	$1,815,017	—		—

	—	—		—	—	5,000	(6)	$288,400	—		—

	—	—		—	—	—		—	47,200	(7)	$2,722,496

Peter M. Wilver	15,000	—		$20.27	3/15/2009	—		—	—		—

	62,500	—		$30.59	6/2/2011	—		—	—		—

	125,000	—		$27.40	2/25/2012	—		—	—		—

	37,000	—		$19.67	11/21/2012	—		—	—		—

	130,000	—		$34.86	2/27/2013	—		—	—		—

	30,080	120,320	(4)	$43.37	11/9/2013	—		—	—		—

	—	—		—	—	8,600	(5)	$496,048	—		—

	—	—		—	—	—		—	12,900	(7)	$744,072

Marc N. Casper	190,000	—		$34.86	2/27/2013	—		—	—		—

	50,380	201,520	(4)	$43.37	11/9/2013	—		—	—		—

	—	—		—	—	14,400	(5)	$830,592	—		—

	—	—		—	—	—		—	21,600	(7)	$1,245,888

Alan J. Malus	20,004	—		$14.20	1/27/2013	—		—	—		—

	30,280	121,120	(4)	$43.37	11/9/2013	—		—	—		—

	37,400	—		$30.68	3/7/2015	—		—	—		—

	36,400	—		$32.30	7/25/2015	—		—	—		—

	38,340	—		$31.31	12/19/2015	—		—	—		—

	—	—		—	—	8,667	(5)	$499,913	—		—

	—	—		—	—	14,401	(8)	$830,650	—		—

	—	—		—	—	—		—	13,000	(7)	$749,840

	Option Awards					Stock Awards
Equity
									Equity		Incentive
									Incentive		Plan
									Plan		Awards:
									Awards:		Market or
									Number		Payout
									of		Value of
									Unearned		Unearned
									Shares,		Shares,
	Number of	Number of				Number of		Market Value	Units or		Units or
	Securities	Securities				Shares or		of Shares or	Other		Other
	Underlying	Underlying		Option		Units of		Units of Stock	Rights		Rights That
	Unexercised	Unexercised		Exercise	Option	Stock That		That Have Not	That Have		Have Not
	Options (#)	Options (#)		Price	Expiration	Have Not		Vested ($) @	Not		Vested ($)
Name	Exercisable	Unexercisable (1)		($)	Date	Vested (#)(1)		$57.68*	Vested (#)		@$57.68*
Seth H. Hoogasian	310	—		$124.85	3/26/2008	—		—	—		—

	80,000	—		$27.40	2/25/2012	—		—	—		—

	90,000	—		$34.86	2/27/2013	—		—	—		—

	23,360	93,440	(4)	$43.37	11/9/2013	—		—	—		—

	—	—		—	—	6,734	(5)	$388,417	—		—

	—	—		—	—	—		—	10,100	(7)	$582,568

* Reflects the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2007.

(1)     Unexercisable stock options and unvested shares of restricted stock vest under certain circumstances described under the headings “Employment Agreement” and “Potential Payments Upon Termination or Change in Control.” Unexercisable stock options and unvested shares of restricted stock also vest upon certain other events such as death, disability or, in the case of all officers other than Mr. Dekkers, qualifying retirement.

(2)     Represents the balance of a stock option granted on February 25, 2005, which vests on February 25, 2008, so long as the executive officer is employed by the Company on such date (subject to certain exceptions).

(3)     Represents the balance of a stock option granted on February 27, 2006, which vests in equal annual installments on February 27, 2008 and 2009, so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).

(4)     Represents the balance of a stock option granted on November 9, 2006, which vests in equal annual installments on November 9, 2008, 2009, 2010 and 2011, so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).

(5)     Represents the balance of a time-based restricted stock award made on November 9, 2006, which vests in equal annual installments on November 9, 2008 and 2009, so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).

(6)     Represents a time-based restricted stock award, which vests in equal annual installments over the three-year period commencing on the date of grant (i.e., the first 1/3 of the restricted stock grant would vest on the first anniversary of the date of grant) so long as the executive officer is employed by the Company on each such date (subject to certain exceptions), with the first vesting date of January 7, 2008.

(7)     Represents a performance-based restricted stock award. In connection with awards of performance-based restricted stock, the Compensation Committee adopted as performance goals the measures (i) organic revenue, (ii) adjusted earnings per share and (iii) stock price. The vesting of the performance-based restricted stock awards is as follows:

•     Twenty-five percent (25%) of the restricted shares shall vest on the day the Compensation Committee certifies that (i) the performance goals related to the Company’s organic revenues for the period 2007 and 2008 have been achieved and (ii) the performance goals related to the Company’s stock price for any 20 consecutive trading days ending during the period January 1, 2009 through November 9, 2010 have been achieved (such date of certification being referred to as the “First Revenue Vesting Date”), and another twenty-five percent (25%) of the restricted shares shall vest on the first anniversary of the First Revenue Vesting Date, assuming continued employment, subject to certain exceptions, and

•     Twenty-five percent (25%) of the restricted shares shall vest on the day the Compensation Committee certifies that (i) the performance goals related to the Company’s adjusted earnings per share for the period 2007 and 2008 have been achieved and (ii) the performance goals related to the Company’s stock price for any 20 consecutive trading days ending during the period January 1, 2009 through November 9, 2010 have been achieved (such date of certification being referred to as the “First EPS Vesting Date”), and another twenty-five percent (25%) of the restricted shares shall vest on the first anniversary of the First EPS Vesting Date, assuming continued employment, subject to certain exceptions. Adjusted earnings per share excludes restructuring and other costs/income and amortization of acquisition-related intangible assets, certain other gains and losses, tax provisions/benefits related to the previous items, benefits from tax carryforwards, the impact of significant tax audits or events and discontinued operations.

(8)     Represents the balance of a restricted stock unit award made on January 13, 2006, which vests in equal annual installments on January 13, 2008 and 2009, so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).

Option Exercises and Stock Vested During 2007

The following table reports information regarding stock option exercises and the vesting of stock awards during fiscal year 2007 by the Company’s named executive officers. No stock appreciation rights were exercised or were outstanding during fiscal year 2007.

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares	Realized	Shares	Realized
	Acquired on	On	Acquired on	On
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)(1)	(#)	($)(2)
Marijn E. Dekkers	2,055,750	$65,017,120	15,733	$897,096

Peter M. Wilver	221,906	$7,228,618	4,300	$245,186

Marc N. Casper	327,500	$8,844,470	7,200	$410,544

Alan J. Malus	66,000	$2,625,764	11,532	$595,355

Seth H. Hoogasian	240,171	$7,390,888	3,366	$191,929

(1)     The amounts shown in this column represent the difference between the option exercise price and the market price on the date of exercise.

(2)     The amounts shown in this column represent the number of shares vesting multiplied by the market price on the date of vesting.

Pension Benefits

Prior to the Fisher Merger, Fisher maintained the Fisher Retirement Plan (the “Retirement Plan”), a broad-based, U.S. tax-qualified “cash balance” pension plan. Each month prior to January 1, 2006, Fisher credited each participating employee with an amount equal to 3.5% of monthly compensation, which included base salary plus certain annual bonuses and other types of compensation.

The Retirement Plan credits participants monthly with interest on their cash balances. The interest credit is equal to the balance of the participant’s account as of the close of the prior calendar month multiplied by the applicable interest rate. The Retirement Plan sets the interest rate each year based on the average of the interest rates for the thirty-year U.S. Treasury Note over the 12-month period ending during November of the preceding plan year. For 2007, the interest rate was 4.75%.

The Retirement Plan was amended, effective December 31, 2005, to discontinue future benefit accruals (other than crediting interest to outstanding account balances) as of such date. Accordingly, effective January 1,

2006, Fisher no longer credited each participating employee with an amount equal to 3.5% of the employee’s monthly compensation. However, participants continue to earn interest on their previously accrued benefit (account balance). Generally, all participants who were employed as of January 1, 2006 became fully vested in their accrued benefits under the Retirement Plan as of such date. Vested participants can generally elect to receive their benefits under the Retirement Plan after separation from service in either a lump sum or an annuity.

The table below shows the present value of accumulated benefits payable to each of the named executive officers under the Retirement Plan. As the Retirement Plan was a pension plan maintained by Fisher prior to the Fisher Merger, and was frozen prior to the merger, only Mr. Malus (a former employee of Fisher) participates in the Retirement Plan.

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)	($)
Marijn E. Dekkers	—	—	—	—
Peter M. Wilver	—	—	—	—
Marc N. Casper	—	—	—	—
Alan J. Malus	Fisher Retirement Plan	9	$48,640(1)	0
Seth H. Hoogasian	—	—	—	—

(1)     Represents the actuarial present value of accumulated benefit as of December 31, 2007 under the Retirement Plan, based on assumptions of a 5.75% discount rate, a cash balance interest crediting rate of 4.75%, and a retirement age of 65.

Nonqualified Deferred Compensation For 2007

	Executive Contributions	Aggregate Earnings in	Aggregate Balance at
Name	in Last FY ($)	Last FY ($)	Last FYE ($)
Marijn E. Dekkers	—	$181,725	$3,636,497(1)
Peter M. Wilver	—	—	—
Marc N. Casper	$50,000(2)	$30,080	$585,430(3)
Alan J. Malus	—	—	—
Seth H. Hoogasian	$73,050(4)	$15,429	$296,166

(1)     Of this amount, $310,962 was withheld from Mr. Dekkers’ 2006 salary for deferral, which amount is also included in the “Salary” column for 2006 for Mr. Dekkers in the Summary Compensation Table on page 17.

(2)     Represents deferral of a portion of the bonus earned for 2006 performance. This amount is also included in the “Bonus” column for 2006 for Mr. Casper in the Summary Compensation Table on page 17.

(3)     Of this amount, $30,731 was withheld from Mr. Casper’s 2006 salary for deferral, which amount is also included in the “Salary” column for 2006 for Mr. Casper in the Summary Compensation Table on page 17.

(4)     Represents deferral of a portion of the bonus earned for 2006 performance. This amount is also included in the “Bonus” column for 2006 for Mr. Hoogasian in the Summary Compensation Table on page 17.

The Company maintains a deferred compensation plan for its executive officers and certain other highly compensated employees. Under the deferred compensation plan, a participant has the right to defer receipt of his or her annual base salary (up to 90%) and/or annual incentive bonus (up to 100%) until he or she ceases to serve as an employee of the Company or until a future date while the participant continues to be an employee of the Company. The Company credits (or debits) a participant’s account with the amount that would have been earned (or lost) had the deferred amounts been invested in one or more of three different funds that are available under the deferred compensation plan (an equity index fund, a bond index fund, and a money market fund, as described below) as selected by the participant. The participant does not have any actual ownership in these funds. Any gains (or losses) on amounts deferred are not taxable until deferred amounts are paid to the participant. All amounts in the participant’s deferred account represent unsecured obligations of the Company. The plan under which executive officers may currently defer (the “2005 Deferred Compensation Plan”) is effective for amounts deferred on or after January 1, 2005. The 2005 Deferred Compensation Plan is intended to comply with Section 409A of the Internal Revenue Code as enacted under The American Jobs Creation Act of 2004. The Deferred Compensation Plan that the Company adopted in 2001 (the “Original Deferred Compensation Plan”) remains in existence and applies to amounts deferred on or before December 31, 2004. The Company has “frozen” the terms of the Original Deferred Compensation Plan in existence as of December 31, 2004 for account balances resulting from amounts deferred through such date.

The Original Deferred Compensation Plan provides for the payout of either all or a portion of the participant’s account beginning (1) at a specified date in the future if the participant so elects (in the case of a short-term payout), (2) in the case of the participant’s death or disability, or (3) upon the participant’s retirement or termination from employment with the Company. In the case of the participant’s death or disability, or upon the participant’s termination, payment is made in a lump sum distribution. Upon retirement, the participant may elect to receive his or her distribution in a lump sum or in annual installment payments over the course of five, ten or fifteen years. Additionally, with respect to account balances existing at December 31, 2004, the executive may receive a full or partial payout from the plan for an unforeseeable financial emergency (as defined in the plan), or may withdraw all of his or her account at any time less a withdrawal penalty equal to 10% of such amount (“haircut” provision). The distribution provisions of the 2005 Deferred Compensation Plan are substantially similar to the provisions of the Original Deferred Compensation Plan except that the 2005 Deferred Compensation Plan does not permit “haircut” distributions and the time and form of payment after retirement must be elected at the time the participant makes his or her initial deferral election.

During the year ended December 31, 2007, participants were given the opportunity to select among three measurement funds. The Original Deferred Compensation Plan and the 2005 Deferred Compensation Plan allow the executive to reallocate his or her balance and future deferrals among the investment choices up to four times in any plan year. The table below shows the three funds available to participants and their annual rate of return for the year ended December 31, 2007.

Name of Fund	Rate of Return (assuming reinvestment of dividends)
Dreyfus Stock Index Fund, Inc.	5.26%
Fidelity VIP Money Market Portfolio	5.11%
PIMCO VIT Total Return Portfolio	8.76%

Potential Payments Upon Termination or Change in Control

Related Agreements

Executive Change in Control Retention Agreements

Thermo Fisher has entered into executive retention agreements with its executive officers and certain other key employees that provide severance benefits if there is a change in control of Thermo Fisher and their employment is terminated by the Company without “cause” or by the individual for “good reason,” as those terms are defined therein, within 18 months thereafter. For purposes of these agreements, a change in control exists upon (i) the acquisition by any person of 40% or more of the outstanding Common Stock or voting securities of Thermo Fisher; (ii) the failure of the Board to include a majority of directors who are “continuing directors,” which term is defined to include directors who were members of the Board on the date of the agreement or who subsequent to the date of the agreement were nominated or elected by a majority of directors who were “continuing directors” at the time of such nomination or election; (iii) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving Thermo

Fisher or the sale or other disposition of all or substantially all of the assets of Thermo Fisher unless immediately after such transaction: (a) all holders of Common Stock immediately prior to such transaction own more than 60% of the outstanding voting securities of the resulting or acquiring corporation in substantially the same proportions as their ownership immediately prior to such transaction and (b) no person after the transaction owns 40% or more of the outstanding voting securities of the resulting or acquiring corporation; or (iv) approval by stockholders of a complete liquidation or dissolution of Thermo Fisher.

The executive retention agreements provide that, upon a qualifying termination, the individual would be entitled to a lump sum payment equal to the sum of (a) in the case of Mr. Dekkers, three times, and in the case of Messrs. Wilver, Casper, Malus and Hoogasian two times, the individual’s highest annual base salary in any 12-month period during the prior five-year period preceding the change in control, plus (b) in the case of Mr. Dekkers, three times, and in the case of Messrs. Wilver, Casper, Malus and Hoogasian, two times, the individual’s highest annual bonus in any 12-month period during such prior five-year period, plus (c) the individual’s pro rata bonus for the portion of the year worked. In addition, the individual would be provided continuing health, medical and life insurance benefits for a period of, in the case of Mr. Dekkers, three years, and in the case of Messrs. Wilver, Casper, Malus and Hoogasian, two years, after such termination; Mr. Dekkers would also receive other employee benefits substantially equivalent to the benefits package he would have otherwise been entitled to receive if he was not terminated. Finally, the individual would be entitled to a cash payment equal to, in the case of Mr. Dekkers, $25,000, and in the case of Messrs. Wilver, Casper, Malus and Hoogasian, $20,000, to be used toward outplacement services. In addition, each outstanding option and time-based restricted stock award granted on or after November 9, 2006 will vest if the employee is terminated by the Company without “cause” or by the individual with “good reason,” in each case within 18 months of a change in control (a “qualifying termination”).

In the event that payments under these agreements are deemed to be so-called “excess parachute payments” under the applicable provisions of the Internal Revenue Code, the individuals would be entitled to receive a gross-up payment equal to the amount of any excise tax payable by such individual with respect to such payment plus the amount of all other additional taxes imposed on such individual attributable to the receipt of the gross-up payment.

The Fisher Merger triggered a change in control for purposes of Messrs. Dekkers, Casper, Wilver and Hoogasian’s executive retention agreements. Prior to the merger, Mr. Malus was an executive of Fisher. The Fisher Merger triggered a change in control for Mr. Malus under the Fisher Scientific International Inc. Severance Plan for Key Employees and his related Notice of Participation. Under those documents, upon a qualifying termination, Mr. Malus would be entitled to a lump sum payment equal to the sum of (a) two times his base salary in effect immediately prior to the change in control, or at the time of termination if higher plus (b) two times his target bonus for the year in which the change in control occurred, or at the time of termination if higher and (c) his pro rata bonus based on his target bonus for the year in which the change in control occurred or at the time of termination if higher. In addition, Mr. Malus would be provided continuing health, vision, dental and life insurance benefits for a period of two years after such termination. Finally, Mr. Malus would be entitled to a cash payment equal to $20,000, to be used toward outplacement services.

Messrs. Dekkers, Casper, Wilver and Hoogasian’s change in control agreements and the Fisher Severance Plan under which Mr. Malus is entitled to receive post-merger severance benefits (as it relates to Mr. Malus) expire 18 months subsequent to the Fisher Merger. Accordingly, their agreements and the Fisher plan (as it relates to Mr. Malus) will expire on May 9, 2008. In connection with the expiration of these agreements and the Fisher plan, the Compensation Committee intends to consider new retention and severance agreements for the executive officers.

Executive Severance Agreements

The Company has entered into executive severance agreements with its executive officers and certain other key employees that provide severance benefits in the event their employment is terminated by the Company without “cause” (as such term is defined therein). The severance agreements with each of Messrs. Wilver, Casper, Malus and Hoogasian provide that, in the event such individual’s employment is terminated by the Company without cause, he would be entitled to a lump sum severance payment equal to 1.5 times his annual base salary then in effect, except that if the individual receives benefits under the executive change in control retention agreement described above, he would not be entitled to receive benefits under the executive severance agreement. In addition, for 18 months after the date of termination, the individual would be provided medical, dental and life insurance benefits at least equal to those he would have received had his employment not been terminated, or if more favorable, to those in effect generally during such period with respect to peer executives of the Company. Finally, the individual would be entitled to up to $20,000 of outplacement services until the earlier of 12 months following his termination or the date he secures full-time employment. Mr. Dekkers also has severance provisions in his employment agreement. See “Employment Agreement.” Mr. Casper’s executive severance agreement provides that if he is terminated without cause or leaves the Company for good reason, he will be entitled to severance pay equal to two times his base salary and target bonus, as well as a pro rata bonus for the year in which he is terminated. In addition, the vesting of the stock options and time-based restricted stock granted to Mr. Casper on November 9, 2006, would accelerate, and Mr. Casper would be entitled to benefits continuation for a period of 24 months following his termination.

Noncompetition Agreements

The Company has entered into noncompetition agreements with its executive officers and certain key employees, other than Mr. Dekkers, whose employment agreement also includes noncompetition and nonsolicitation provisions. The terms of the noncompetition agreement provide that during the term of the employee’s employment with the Company, and for a period of twelve (12) months thereafter, the employee will not compete with the Company. The agreement also contains provisions that restrict the employee’s ability during the term of the employee’s employment with the Company and for a period of twelve (12) months after termination, to solicit or hire employees of the Company or to solicit customers of the Company.

Tables

The tables below reflect the amount of compensation payable to each of the named executive officers of the Company in the event of termination of such executive’s employment or a change in control of the Company. The amount of compensation payable to each named executive officer upon voluntary resignation, involuntary termination for cause, involuntary termination without cause or voluntarily for good reason, involuntary termination without cause or voluntarily for good reason within 18 months of a change in control, upon a change in control without termination, and in the event of disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2007, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon such event. The actual amounts to be paid out can only be determined at the time of such event.

The Fisher Merger triggered a change in control for purposes of the Executive Change in Control Retention Agreements that were signed prior to the merger, and the Fisher severance plan under which Mr. Malus is entitled to receive post-merger severance benefits. Accordingly, in the tables below, the column entitled “Involuntary Without Cause or by Executive for Good Reason” reflects that the executive officers are in a period when they are entitled to the benefits under their respective change in control agreements. In this termination scenario, Messrs. Wilver and Hoogasian would receive benefits under their Executive Change in Control Retention Agreements and not under their Executive Severance Agreements. Mr. Casper would receive benefits under his Executive Severance Agreement. Mr. Malus, who was an employee of Fisher Scientific prior to the merger, would receive benefits under the Fisher Severance Plan for Key-Employees and his related Notice of Participation. Mr. Dekkers would receive benefits under the relevant provisions of his Executive Retention Agreement and his employment agreement. The column entitled “Involuntary Without Cause or by Executive for Good Reason (with CIC)” reflects that in a new change in control subsequent to the Fisher Merger, Messrs. Casper, Malus, Wilver and Hoogasian would receive benefits under their Executive Change in Control Retention Agreements and not under their Executive Severance Agreements. In this termination scenario, Mr. Dekkers would receive benefits under the relevant provisions of his Executive Retention Agreement and his employment agreement.

Marijn E. Dekkers

The following table shows the potential payments upon termination or a change in control of the Company for Marijn Dekkers, the Company’s Chief Executive Officer and President.

						Involuntary
				Involuntary		Without
	Voluntary			Without		Cause or by
	Resignation			Cause or		Executive
	Without			by Executive		for Good
	Good		Involuntary	for Good		Reason		CIC Without
	Reason		For Cause	Reason		(with CIC)		Termination	Disability		Death
	12/31/07(1)		12/31/07(1)	12/31/07(1)		12/31/07(1)		12/31/07	12/31/07(1)		12/31/07(1)
INCREMENTAL BENEFITS DUE TO TERMINATION EVENT OR CHANGE IN CONTROL
Cash Severance
Base Salary	$0		$0	$3,375,000		$3,375,000		$0	$562,500		$0
Bonus	$0		$0	$4,218,750		$6,405,000		$0	$0		$0
Pro-rata Bonus	$1,406,250	(2)	$0	$2,135,000	(3)	$2,135,000	(3)	$0	$1,406,250	(2)	$1,406,250	(2)

Total Cash Severance	$0		$0	$9,278,750		$11,915,000		$0	$1,968,750		$1,406,250
Benefits & Perquisites
Health and Welfare Benefits	$0		$0	$142,525	(4)	$142,525	(4)	$0	$31,629	(5)	$0
Outplacement	$0		$0	$50,000		$50,000		$0	N/A		N/A

Total Benefits & Perquisites	$0		$0	$192,525		$192,525		$0	$31,629		$0
280G Tax Gross-Up	N/A		N/A	$0		$6,037,652		$0	N/A		N/A
Long-Term Incentives
Gain of Accelerated Stock Options(6)	$0		$0	$17,562,135		$17,562,135		$17,562,135	$17,562,135		$17,562,135
Value of Accelerated Restricted Stock(6)	$0		$0	$2,103,417		$2,103,417		$2,103,417	$2,103,417		$2,103,417
Value of Accelerated Performance Shares(6)	$0		$0	$0		$2,722,496		$2,722,496	$0		$0

Total Value of Accelerated Equity Grants	$0		$0	$19,665,552		$22,388,048		$22,388,048	$19,665,552		$19,665,552

Total Value: Incremental Benefits	$1,406,250		$0	$29,586,827		$40,533,225		$22,388,048	$21,665,931		$21,071,802

(1)     In all termination scenarios, the named executive officer retains vested amounts in the Company’s deferred compensation plan. These amounts are described in the “Aggregate Balance at Last FYE” column of the Nonqualified Deferred Compensation table on page 23.

(2)     Represents target bonus for 2007.

(3)     Represents bonus paid in 2007 for 2006 performance.

(4)     Includes for the three-year period (a) premiums of $31,339 with respect to medical insurance, (b) a $33,750 matching contribution pursuant to the Company’s 401(k) Plan, (c) a $37,500 car allowance, and (d) a $15,000 allowance for medical related expenses.

(5)     Includes for the two year period (a) premiums of $19,883 paid by the Company with respect to medical insurance, and (b) a $10,000 allowance for medical related expenses.

(6)     Based on the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2007 of $57.68.

Marc N. Casper

The following table shows the potential payments upon termination or a change in control of the Company for Marc Casper, the Company’s Executive Vice President.

	Voluntary					Involuntary
	Resignation			Involuntary		Without Cause or
	Without			Without Cause or		by Executive for
	Good		Involuntary	by Executive for		Good Reason		CIC Without
	Reason		For Cause	Good Reason		(with CIC)		Termination		Disability		Death
	12/31/07(1)		12/31/07(1)	12/31/07(1)		12/31/07(1)		12/31/07		12/31/07(1)		12/31/07(1)
INCREMENTAL BENEFITS DUE TO TERMINATION EVENT OR CHANGE IN CONTROL
Cash Severance
Base Salary	$0		$0	$1,223,333		$1,340,000		$0		$0		$0
Bonus	$0		$0	$1,269,000		$1,901,334		$0		$0		$0
Pro-rata Bonus	$569,500	(2)	$0	$950,667	(3)	$950,667	(3)	$0		$569,500	(2)	$569,500	(2)

Total Cash Severance	$569,500		$0	$3,443,000		$4,192,001		$0		$569,500		$569,500
Benefits & Perquisites
Health and Welfare Benefits(4)	$0		$0	$59,843		$59,843		$0		$0		$0
Outplacement	$0		$0	$20,000		$20,000		$0		N/A		N/A

Total Benefits & Perquisites	$0		$0	$79,843		$79,843		$0		$0		$0
280G Tax Gross-Up	N/A		N/A	$0		$2,049,522		$0		N/A		N/A
Long-Term Incentives
Gain of Accelerated Stock Options(5)	$0		$0	$2,883,751		$2,883,751		$0		$2,883,751		$2,883,751
Value of Accelerated Restricted Stock(5)	$0		$0	$830,592		$830,592		$0		$830,592		$830,592
Value of Accelerated Performance Shares(5)	$0		$0	$0		$1,245,888	(6)	$1,245,888	(6)	$0		$0

Total Value of Accelerated Equity Grants	$0		$0	$3,714,343		$4,960,231		$1,245,888		$3,714,343		$3,714,343

Total Value: Incremental Benefits	$569,500		$0	$7,237,186		$11,281,597		$1,245,888		$4,283,843		$4,283,843

(1)     In all termination scenarios, the named executive officer retains vested amounts in the Company’s deferred compensation plan. These amounts are described in the “Aggregate Balance at Last FYE” column of the Nonqualified Deferred Compensation table on page 23.

(2)     Represents target bonus for 2007.

(3)     Represents bonus paid in 2007 for 2006 performance.

(4)     Includes for the two-year period (a) a $10,000 allowance for medical related expenses, (b) premiums of $19,883 with respect to medical insurance, and (c) premiums of $23,750 paid by the Company for a term life insurance policy.

(5)     Based on the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2007 of $57.68.

(6)     Under the Company’s 2005 Stock Incentive Plan, as amended, upon a change in control, the Board of Directors has the discretion to accelerate the vesting of the performance-based restricted stock or convert the vesting of the performance-based restricted stock to time-based restricted stock. The value reflected assumes that the vesting of the performance-based restricted shares is accelerated.

Alan J. Malus

The following table shows the potential payments upon termination or a change in control of the Company for Alan J. Malus, the Company’s Senior Vice President.

						Involuntary
				Involuntary		Without
	Voluntary			Without		Cause or by
	Resignation			Cause or by		Executive
	Without			Executive		for Good
	Good		Involuntary	for Good		Reason		CIC Without
	Reason		For Cause	Reason		(with CIC)		Termination		Disability		Death
	12/31/07(1)		12/31/07(1)	12/31/07(1)		12/31/07(1)		12/31/07		12/31/07(1)		12/31/07(1)
INCREMENTAL BENEFITS DUE TO TERMINATION EVENT OR CHANGE IN CONTROL
Cash Severance
Base Salary	$0		$0	$1,000,000		$1,000,000		$0		$0		$0
Bonus	$0		$0	$700,000		$1,016,876		$0		$0		$0
Pro-rata Bonus	$350,000	(2)	$0	$350,000	(2)	$508,438	(3)	$0		$350,000	(2)	$350,000	(2)

Total Cash Severance	$350,000		$0	$2,050,000		$2,525,314		$0		$350,000		$350,000
Benefits & Perquisites
Health and Welfare Benefits(4)	$0		$0	$23,231		$23,231		$0		$0		$0
Outplacement	$0		$0	$20,000		$20,000		$0		N/A		N/A

Total Benefits & Perquisites	$0		$0	$43,231		$43,231		$0		$0		$0
280G Tax Gross-Up	N/A		N/A	$0		$1,247,580		$0		N/A		N/A
Long-Term Incentives
Gain of Accelerated Stock Options(5)	$0		$0	$0		$1,733,227		$0		$1,733,227		$1,733,227
Value of Accelerated Restricted Stock(5)	$0		$0	$0		$1,330,562		$0		$1,330,562		$1,330,562
Value of Accelerated Performance Shares(5)	$0		$0	$0		$749,840	(6)	$749,840	(6)	$0		$0

Total Value of Accelerated Equity Grants	$0		$0	$0		$3,813,629		$749,840		$3,063,789		$3,063,789

Total Value: Incremental Benefits	$350,000		$0	$2,093,231		$7,629,754		$749,840		$3,413,789		$3,413,789

(1)     In all termination scenarios, the named executive officer retains vested amounts in the Fisher Retirement Plan. These amounts are described under “Pension Benefits” on page 22.

(2)     Represents target bonus for 2007.

(3)     Represents bonus paid in 2007 for 2006 performance.

(4)     Includes for the two-year period (a) premiums of $19,883 with respect to medical insurance, and (b) premiums of $3,348 paid by the Company for life insurance.

(5)     Based on the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2007 of $57.68.

(6)     Under the Company’s 2005 Stock Incentive Plan, as amended, upon a change in control, the Board of Directors has the discretion to accelerate the vesting of the performance-based restricted stock or convert the vesting of the performance-based restricted stock to time-based restricted stock. The value reflected assumes that the vesting of the performance-based restricted shares is accelerated.

Peter M. Wilver

The following table shows the potential payments upon termination or a change in control of the Company for Peter Wilver, the Company’s Senior Vice President and Chief Financial Officer.

						Involuntary
				Involuntary		Without
	Voluntary			Without		Cause or by
	Resignation			Cause by		Executive
	Without			Executive or		for Good		CIC
	Good		Involuntary	for Good		Reason		Without
	Reason		For Cause	Reason		(with CIC)		Termination		Disability		Death
	12/31/07		12/31/07	12/31/07		12/31/07		12/31/07		12/31/07		12/31/07
INCREMENTAL BENEFITS DUE TO TERMINATION EVENT OR CHANGE IN CONTROL
Cash Severance
Base Salary	$0		$0	$769,854		$1,070,000		$0		$0		$0
Bonus	$0		$0	$615,592		$1,049,666		$0		$0		$0
Pro-rata Bonus	$374,500	(1)	$0	$524,833	(2)	$524,833	(2)	$0		$374,500	(1)	$374,500	(1)

Total Cash Severance	$374,500		$0	$1,910,279		$2,644,499		$0		$374,500		$374,500
Benefits & Perquisites
Health and Welfare Benefits(3)	$0		$0	$35,212		$35,212		$0		$0		$0
Outplacement	$0		$0	$20,000		$20,000		$0		N/A		N/A

Total Benefits & Perquisites	$0		$0	$55,212		$55,212		$0		$0		$0
280G Tax Gross-Up	N/A		N/A	$537,251		$1,589,063		$0		N/A		N/A
Long-Term Incentives
Gain of Accelerated Stock Options(4)	$0		$0	$0		$1,721,779		$0		$1,721,779		$1,721,779
Value of Accelerated Restricted Stock(4)	$0		$0	$0		$496,048		$0		$496,048		$496,048
Value of Accelerated Performance Shares(4)	$0		$0	$0		$744,072	(5)	$744,072	(5)	$0		$0

Total Value of Accelerated Equity Grants	$0		$0	$0		$2,961,899		$744,072		$2,217,827		$2,217,827

Total Value: Incremental Benefits	$374,500		$0	$2,502,742		$7,250,673		$744,072		$2,592,327		$2,592,327

(1)     Represents target bonus for 2007.

(2)     Represents bonus paid in 2007 for 2006 performance.

(3)     Includes for the two-year period (a) a $10,000 allowance for medical related expenses, (b) premiums of $19,883 with respect to medical insurance, and (c) premiums of $3,582 paid by the Company for life insurance.

(4)     Based on the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2007 of $57.68.

(5)     Under the Company’s 2005 Stock Incentive Plan, as amended, upon a change in control, the Board of Directors has the discretion to accelerate the vesting of the performance-based restricted stock or convert the vesting of the performance-based restricted stock to time-based restricted stock. The value reflected assumes that the vesting of the performance-based restricted shares is accelerated.

Seth H. Hoogasian

The following table shows the potential payments upon termination or a change in control of the Company for Seth Hoogasian, the Company’s Senior Vice President, General Counsel and Secretary.

						Involuntary
				Involuntary		Without
	Voluntary			Without		Cause or by
	Resignation			Cause or by		Executive
	Without			Executive		for Good		CIC
	Good		Involuntary	for Good		Reason		Without
	Reason		For Cause	Reason		(with CIC)		Termination		Disability		Death
	12/31/07(1)		12/31/07(1)	12/31/07(1)		12/31/07(1)		12/31/07		12/31/07(1)		12/31/07(1)
INCREMENTAL BENEFITS DUE TO TERMINATION EVENT OR CHANGE IN CONTROL
Cash Severance
Base Salary	$0		$0	$769,167		$870,000		$0		$0		$0
Bonus	$0		$0	$614,196		$974,000		$0		$0		$0
Pro-rata Bonus	$261,000	(2)	$0	$487,000	(3)	$487,000	(3)	$0		$261,000	(2)	$261,000	(2)

Total Cash Severance	$261,000		$0	$1,870,363		$2,331,000		$0		$261,000		$261,000
Benefits & Perquisites
Health and Welfare Benefits(4)	$0		$0	$33,571		$33,571		$0		$0		$0
Outplacement	$0		$0	$20,000		$20,000		$0		N/A		N/A

Total Benefits & Perquisites	$0		$0	$53,571		$53,571		$0		$0		$0
280G Tax Gross-Up	N/A		N/A	$0		$0		$0		N/A		N/A
Long-Term Incentives
Gain of Accelerated Stock Options(5)	$0		$0	$0		$1,337,126		$0		$1,337,126		$1,337,126
Value of Accelerated Restricted Stock(5)	$0		$0	$0		$388,417		$0		$388,417		$388,417
Value of Accelerated Performance Shares(5)	$0		$0	$0		$582,568	(6)	$582,568	(6)	$0		$0

Total Value of Accelerated Equity Grants	$0		$0	$0		$2,308,111		$582,568		$1,725,543		$1,752,543

Total Value: Incremental Benefits	$261,000		$0	$1,923,934		$4,692,682		$582,568		$1,986,543		$1,986,543

(1)     In all termination scenarios, the named executive officer retains vested amounts in the Company’s deferred compensation plan. These amounts are described in the “Aggregate Balance at Last FYE” column of the Nonqualified Deferred Compensation table on page 23.

(2)     Represents target bonus for 2007.

(3)     Represents bonus paid in 2007 for 2006 performance.

(4)     Includes for the two-year period (a) a $10,000 allowance for medical related expenses, and (b) premiums of $19,883 with respect to medical insurance.

(5)     Based on the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2007 of $57.68.

(6)     Under the Company’s 2005 Stock Incentive Plan, as amended, upon a change in control, the Board of Directors has the discretion to accelerate the vesting of the performance-based restricted stock or convert the vesting of the performance-based restricted stock to time-based restricted stock. The value reflected assumes that the vesting of the performance-based restricted shares is accelerated.

DIRECTOR COMPENSATION

The Compensation Committee periodically reviews director compensation and makes recommendations to the Board of Directors for changes when deemed appropriate. The Board of Directors then acts on any such recommendation by the Compensation Committee.

Cash Compensation

Each non-management director (except Mr. Manzi) receives an annual retainer of $70,000, and if a Board committee meets more than six times during a calendar year, then the members thereof receive an additional per committee meeting fee, for meetings attended in excess of six ($1,500 per committee meeting attended in person occurring on a day other than a day on which the Board meets; $1,000 per committee meeting attended in person occurring on the same day as a Board meeting; $750 per committee meeting attended by means of conference telephone).

The chairmen of each of the Audit, Compensation, and Nominating and Corporate Governance Committees as well as the chairman of the Strategy Review Committee of the Board (the “Strategy Committee”), which committee consists of Dr. Porter (Chairman) and Messrs. Dekkers and Manzi, receive additional compensation for their services in those positions. The chairman of the Audit Committee receives an additional annual retainer of $20,000, the chairman of the Compensation Committee receives an additional annual retainer of $10,000, and the chairmen of each of the Nominating and Corporate Governance and Strategy Committees receive an additional annual retainer of $5,000. In addition, the Presiding Director receives an additional annual retainer of $3,000.

Mr. Manzi served as Chairman of the Board from May 11, 2007 through December 31, 2007, and continues to serve as Chairman of the Board. As Chairman of the Board, Mr. Manzi receives an annual retainer of $250,000 (in lieu of the annual retainer and fees described above). For the period January 1, 2007 through May 10, 2007, Mr. Manzi received compensation as a director as described above. Paul M. Meister served as Chairman of the Board until April 10, 2007. As Chairman of the Board, Mr. Meister received an annual retainer of $250,000 (in lieu of the annual retainer and fees described above). Mr. Dekkers, as an employee of the Company, receives no additional compensation from the Company for service as a director. Payment of the annual retainers and fees are made quarterly. Directors are reimbursed for out-of-pocket expenses incurred in attending Board and committee meetings.

Deferred Compensation Plans for Directors

The Company maintains a deferred compensation plan for its non-management directors (the “Directors Deferred Compensation Plan”). Under the Directors Deferred Compensation Plan, a participant may elect to defer receipt of his or her annual retainer and meeting fees. Amounts deferred under the Directors Deferred Compensation Plan are valued at the end of each quarter as units of Common Stock and, when payable under the plan, may only be paid in shares of Common Stock. Additional credits are made to a participant’s account for cash and stock dividends that he or she would have received had the participant been the owner of such Common Stock on the record dates for payment of such dividends. The Common Stock and cash credited to a participant’s account are paid to the participant within 60 days after the end of the fiscal year in which the participant ceases to serve as a director unless the participant makes a timely election to defer the distribution in accordance with the requirements of Section 409A of the Internal Revenue Code. The participant does not have any actual ownership of the Common Stock until the Common Stock is distributed to the participant. As of December 31, 2007, a total of 286,262 shares of Common Stock were available for issuance under the Directors Deferred Compensation Plan, of which deferred units equal to 4,290 shares of Common Stock were accumulated.

Prior to the Fisher Merger, Fisher maintained a Deferred Compensation Plan for non-employee directors of Fisher, pursuant to which they could elect to have all or any portion of compensation credited to a deferred compensation account. Amounts credited to the director’s account accrue interest based upon the average quoted rate for 10-year U.S. Treasury Notes. Deferred amounts are paid in a lump sum or in installments commencing on the first business day of the calendar year following the year in which the director ceases to serve on the board of directors of Fisher or of a later calendar year specified by the director. Prior to the Fisher Merger, during his service on the Fisher board of directors, Mr. Sperling had deferred amounts under this plan. On February 9, 2007, Messrs. Sperling and Koepfgen received payments of $59,577 and $46,668, respectively. On January 31, 2008, Mr. Sperling received a payment of $65,226. As of March 1, 2008, Mr. Sperling’s balance was $59,697, which he will receive in one installment in 2009, and Mr. Koepfgen had no balance in his account.

Fisher Retirement Plan for Non-Employee Directors

Fisher maintained a Retirement Plan for non-employee directors, pursuant to which a director who retires from the board of directors with at least five years of service is eligible to receive an annual retirement benefit for the remainder of the director’s lifetime and his or her spouse’s lifetime. The annual retirement benefit for a director who retires with five years of service is equal to 50% of the director’s fee in effect at the date of the director’s retirement from the Fisher board. For directors with more than five years of service, the annual benefit is increased by 10% of the director’s fee in effect at the date of the director’s retirement for each additional year of service, up to 100% of such fee for 10 or more years of service as a director. In the event of a change in control, any non-employee director who has less than five years of eligible service shall be deemed to have served for five years. The Fisher Merger resulted in a termination of service from the Fisher board for Messrs. Sperling and Koepfgen, which resulted in the commencement of the payout of benefits under the Retirement Plan. The merger also resulted in a change in control under the Retirement Plan that increased the annual benefit of Mr. Koepfgen to 50% of his then director’s fee. Mr. Sperling’s annual benefit is equal to 80% of his then director’s fee. Effective January 1, 2007, each of Messrs Koepfgen and Sperling receive a quarterly payment under this plan of $7,500 and $12,000, respectively.

Stock-Based Compensation

Through April 1, 2006, on the date of each Annual Meeting of Stockholders of the Company, each non-management director (other than Mr. Manzi) received an automatic grant of options to purchase 7,500 shares of Common Stock. Effective April 1, 2006, the annual grant was increased to options to purchase 10,500 shares of Common Stock. The options vest in three equal annual installments, assuming continued service as a director, and expire on the seventh anniversary of the grant date. The exercise price for these options is the closing price of the Common Stock as reported on the NYSE on the grant date.

In connection with the closing of the Fisher Merger, each non-management director received options for 15,600 shares of Common Stock, vesting 1/3 each on the first three anniversaries of the grant date, expiring seven years from the grant date. In connection with this one-time grant, the Board approved an amendment to the Company’s Directors Stock Option Plan providing that directors would not receive the normal annual grant in May 2007. The normal annual grant of options to purchase 10,500 shares of Common Stock will resume in May 2008.

Summary Director Compensation Table

The following table sets forth a summary of the compensation of the Company’s non-employee directors for 2007:

					Change in
					Pension Value
					and
	Fees				Nonqualified
	Earned or				Deferred	All Other
	Paid in		Stock	Option	Compensation	Compensation
Name	Cash($)		Awards($)	Awards(1)	Earnings	($)	Total ($)
Michael A. Bell	$19,250	(2)	—	$35,752	—		$55,002
Stephen P. Kaufman	$20,000		—	$35,752	—		$55,752
Bruce L. Koepfgen(3)	$81,500		—	$66,404	0(4)	—	$147,904
Peter J. Manning	$107,750		—	$66,404	—	—	$174,154
Jim P. Manzi	$182,527		—	$66,404	—	—	$248,931
Paul M. Meister (former director)(5)	$125,000		—	0(6)	—	—	$125,000
Michael E. Porter	$82,470		—	$66,404	—	—	$148,874
Scott M. Sperling(7)	$70,750	(8)	—	$66,404	0(9)	—	$137,154
Elaine S. Ullian	$85,500	(10)	—	$66,404	—	—	$151,904

(1)     This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year for stock options granted to the directors in 2007 as well as prior fiscal years, if any, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions with respect to these awards, refer to note 5 of the Thermo Fisher financial statements in the Form 10-K for the year ended December 31, 2007, as filed with the SEC. The amounts shown in this column reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the directors.

The following table shows, for each of our non-employee directors, information concerning stock option awards granted during their respective service periods in fiscal 2007 and the corresponding grant date fair value of those awards, as well as the aggregate number of stock option awards outstanding as of December 31, 2007:

		Grant Date Fair Value of	Aggregate Stock Option
	Number of Stock Options	Stock Options Granted	Awards Outstanding as
Name	Granted in 2007	in 2007	of 12/31/07
Michael A. Bell	15,000	$226,500	15,000
Stephen P. Kaufman	15,000	$226,500	15,000
Bruce L. Koepfgen	—	—	55,600
Peter J. Manning	—	—	56,100
Jim P. Manzi	—	—	274,100
Paul M. Meister	—	—	—
Michael E. Porter	—	—	77,044
Scott M. Sperling	—	—	75,600
Elaine S. Ullian	—	—	77,044

(2)     Includes compensation in the amount of $9,625 deferred and issued as 166 deferred stock units, pursuant to the Directors Deferred Compensation Plan.

(3)     Does not include amounts paid to Mr. Koepfgen under the Fisher Retirement Plan for Non-Employee Directors because such amounts relate solely to Mr. Koepfgen’s service as a director of Fisher prior to the Fisher Merger.

(4)     The actuarial present value of Mr. Koepfgen’s accumulated pension benefit under the Fisher Scientific International Inc. Retirement Plan for Non-Employee Directors for the period from January 1, 2007 to June 30, 2007 decreased by $2,267. On July 1, 2007, the Company purchased an annuity to provide all future payments to Mr. Koepfgen.

(5)     Mr. Meister served as Chairman of the Board of the Company until April 10, 2007 and as a director until the expiration of his term on May 15, 2007. Amounts shown represent compensation earned by Mr. Meister through the end of his service period.

(6)     Upon the expiration of Mr. Meister’s term as a director of the Company on May 15, 2007, all unvested options were cancelled and the cumulative expense recorded for those unvested options was reversed.

(7)     Does not include amounts paid to Mr. Sperling under the Fisher Retirement Plan for Non-Employee Directors because such amounts relate solely to Mr. Sperling’s service as a director of Fisher prior to the Fisher Merger.

(8)     Includes compensation in the amount of $70,750 deferred and issued as 1,335 deferred stock units, pursuant to the Directors Deferred Compensation Plan.

(9)     The actuarial present value of Mr. Sperling’s accumulated pension benefit under the Fisher Scientific International Inc. Retirement Plan for Non-Employee Directors for the period from January 1, 2007 to June 30, 2007 decreased by $2,842. On July 1, 2007, the Company purchased an annuity to provide all future payments to Mr. Sperling.

(10)     Includes compensation in the amount of $85,500 deferred and issued as 1,606 deferred stock units, pursuant to the Directors Deferred Compensation Plan.

Stock Ownership Policy for Directors

The Compensation Committee has established a stock holding policy for directors of the Company. The stock holding policy requires each director to hold shares of Common Stock equal in value to at least three times the annual cash retainer for directors. Directors in office on February 25, 2005 have until February 25, 2010 to achieve this ownership level; directors who join the Board after February 25, 2005 have a period of five years from the date of initial election to achieve this ownership level. For the purpose of this policy, a director’s election to receive shares of Common Stock in lieu of director retainers and fees will be counted towards this target. All of our directors are either currently in compliance or intend to be in compliance with this policy within the applicable time limit. Executive officers of the Company are required to comply with a separate stock holding policy established by the Compensation Committee, which is described under the sub-heading “Stock Ownership Policy” under the heading “Compensation Discussion and Analysis.”

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of February 15, 2008, the beneficial ownership of Common Stock by (a) each director and nominee for director, (b) each of the Company’s executive officers named in the summary compensation table set forth under the heading “EXECUTIVE COMPENSATION” (the “named executive officers”), and (c) all directors and current executive officers as a group. As of February 15, 2008, there were no persons known to the Company to be the beneficial owner of more than five percent of the Company’s Common Stock.

	Amount and Nature of Beneficial	Percent of
Name and Address of Beneficial Owner(1)	Ownership	Shares Beneficially Owned

Michael A. Bell	478(2)		*
Marc N. Casper	328,857(3)		*
Marijn E. Dekkers	808,554(4)		*
Seth H. Hoogasian	161,053(5)		*
Stephen P. Kaufman	1,000		*
Bruce L. Koepfgen	49,200(6)		*
Alan J. Malus	230,281(7)		*
Peter J. Manning	35,300(8)		*
Jim P. Manzi	270,275(9)		*
Michael E. Porter	71,144(10)		*
Scott M. Sperling	84,606(11)		*
Elaine S. Ullian	51,951(12)		*
Peter M. Wilver	421,863(13)		*
All directors and current executive officers as a group (17 persons)	2,906,140(14)		*

* Less than one percent.

(1)     The address of each of the Company’s executive officers and directors is c/o Thermo Fisher Scientific Inc., 81 Wyman Street, Waltham, MA 02451. Except as reflected in the footnotes to this table, shares of Common Stock beneficially owned consist of shares owned by the indicated person or by that person for the benefit of minor children, and all share ownership includes sole voting and investment power. Generally, stock options granted to the Company’s officers and directors may be transferred by them to an immediate family member, a family trust or family partnership.

(2)     Includes 160 shares held indirectly by the Michael A. Bell 1992 Trust and 318 stock-based units accrued under the Directors Deferred Compensation Plan that are payable in Common Stock at the time of distribution (See “DIRECTOR COMPENSATION — Deferred Compensation Plans for Directors”). These units may be not voted or transferred until they become shares of Common Stock.

(3)     Includes 240,380 shares of common stock underlying stock options that are exercisable within 60 days of February 15, 2008. Also includes 36,000 shares of restricted Common Stock which may be voted by Mr. Casper, but may not be sold or transferred until future vesting dates.

(4)     Includes 569,476 shares of common stock underlying stock options that are exercisable within 60 days of February 15, 2008. Also includes 87,001 shares of restricted Common Stock which may be voted by Mr. Dekkers, but may not be sold or transferred until future vesting dates.

(5)     Includes 113,670 shares of common stock underlying stock options that are exercisable within 60 days of February 15, 2008. Also includes 407 shares held in the Company’s 401(k) Plan, and 16,834 shares of restricted Common Stock which may be voted by Mr. Hoogasian, but may not be sold or transferred until future vesting dates.

(6)     Includes 45,200 shares of common stock underlying stock options that are exercisable within 60 days of February 15, 2008.

(7)     Includes 162,424 shares of common stock underlying stock options that are exercisable within 60 days of February 15, 2008. Also includes 21,667 shares of restricted Common Stock which may be voted by Mr. Malus, but may not be sold or transferred until future vesting dates.

(8)     Includes 30,700 shares of common stock underlying stock options that are exercisable within 60 days of February 15, 2008.

(9)     Includes 263,700 shares of common stock underlying stock options that are exercisable within 60 days of February 15, 2008.

(10)     Includes 66,644 shares of common stock underlying stock options that are exercisable within 60 days of February 15, 2008.

(11)     Includes 65,200 shares of common stock underlying stock options that are exercisable within 60 days of February 15, 2008, and 1,720 stock-based units accrued under the Directors Deferred Compensation Plan that are payable in Common Stock at the time of distribution (See “DIRECTOR COMPENSATION — Deferred Compensation Plans for Directors”). These units may be not voted or transferred until they become shares of Common Stock.

(12)     Includes 49,200 shares of common stock underlying stock options that are exercisable within 60 days of February 15, 2008, and 2,251 stock-based units accrued under the Directors Deferred Compensation Plan that are payable in Common Stock at the time of distribution (See “DIRECTOR COMPENSATION — Deferred Compensation Plans for Directors”). These units may be not voted or transferred until they become shares of Common Stock.

(13)     Includes 384,580 shares of common stock underlying stock options that are exercisable within 60 days of February 15, 2008, and 21,500 shares of restricted Common Stock which may be voted by Mr. Wilver, but may not be sold or transferred until future vesting dates.

(14)     Includes, in addition to the items described above for the named executive officers and directors, 534 shares held in the Company’s 401(k) Plan by executive officers other than the named executive officers, 307,640 shares of common stock underlying stock options held by executive officers other than the named executive officers that are exercisable within 60 days of February 15, 2008, 34,002 shares of restricted Common Stock beneficially owned by the executive officers other than the named executive officers, which may be voted, but may not be sold or transferred until future vesting dates, and 686 shares held by the spouse of an executive officer who is not a named executive officer.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and beneficial owners of more than 10% of the Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and periodic reports of changes in ownership of the Company’s securities. Based upon a review of such filings, all Section 16(a) filing requirements applicable to such persons were complied with during 2007. In March 2008, the Company filed a late Form 4 with respect to the payout of shares pursuant to previously vested restricted stock units held by each of Messrs. Dekkers and Casper.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Review, Approval or Ratification of Transactions with Related Persons

Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which the Company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our General Counsel. The policy calls for the proposed related person transaction to be directed to, for review by, one of the Audit, Nominating and Corporate Governance or Compensation Committees, as designated by the General Counsel. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•     the related person’s interest in the related person transaction;

•     the approximate dollar value of the amount involved in the related person transaction;

•     the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•     whether the transaction was undertaken in the ordinary course of our business;

•     whether the terms of the transaction are no less favorable to the Company than terms that could have been reached with an unrelated third party;

•     the purpose of, and the potential benefits to the Company of, the transaction; and

•     any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, the Company’s best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

The policy exempts from the definition of related person transactions those transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, as well as the following: interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $1 million dollars or 2% of the annual consolidated gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2% of the Company’s annual consolidated gross revenues.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

Transactions with Related Persons

Michael Bell was elected to the Board of Directors on July 12, 2007. Mr. Bell is a Managing Director of Monitor Clipper Partners, a private equity investment firm based in Cambridge, Massachusetts. Monitor Clipper Partners currently manages over $1.5 billion of capital.

The Fisher Scientific International Inc. Defined Benefit Master Trust (the “Fisher Defined Benefit Plan” or the “DB Plan”) has invested in two funds managed by Monitor Clipper Partners. The commitment for these investments was made prior to the Fisher Merger. The Fisher Defined Benefit Plan made a capital commitment of $2,500,000 to the first fund (“Fund I”) in 1997 and has contributed $2,454,161 to Fund I. Fund I has returned $2,929,509 to the DB Plan through December 31, 2007, leaving remaining capital of $326,026. The DB Plan’s interests represent less than 0.5% of the partnership interests in Fund I.

The Fisher Defined Benefit Plan made a capital commitment of $2,100,000 to the second fund (“Fund II”) in 2003, and has contributed $1,867,868 to Fund II. Fund II has returned $561,724 to the DB Plan through December 31, 2007, leaving remaining capital of $1,762,347. The DB Plan’s interests represent less than 0.3% of the partnership interests in Fund II. As of December 31, 2007, the DB Plan’s investments in Fund I and Fund II (the “Funds”) represented approximately 1% of the DB Plan’s total assets.

Monitor Clipper Partners collects from the Funds an annual management fee of approximately 2% of assets and receives a carried interest of approximately 20% in the performance of the Funds. Through his position as Managing Director of Monitor Clipper Partners and his ownership interest in the firm, Mr. Bell indirectly shares in the compensation paid by the Funds to Monitor Clipper Partners. These arrangements were not subject to the Company’s related person transaction policy described above because they were entered into by Fisher prior to the Fisher Merger.

In connection with the Fisher Merger, the Company assumed a lease agreement between Latona Associates Inc., an investment and management advisory firm (“Latona”), and Fisher (the “Lease”). Under the terms of the Lease, Fisher leases to Latona an aggregate 15,000 square feet of office space in Hampton, New Hampshire for $200,000 per year. In addition, Fisher provides to Latona and its employees building maintenance services, utilities and other services incidental and relative to the leased space for an additional $50,000 per year. The Lease expires on March 15, 2009. Paul M. Meister, whose term as a director of the Company expired on May 15, 2007, is the vice president and treasurer and a director of Latona. The Lease was not subject to the Company’s related person transaction policy described above because it was entered into by Latona and Fisher prior to the Fisher Merger.

The Company assumed the obligations of Fisher under an employment agreement with Mr. Meister that Mr. Meister had entered into with Fisher prior to the Fisher Merger. Mr. Meister’s employment by Fisher was terminated without “cause,” as such term is defined in the employment agreement, as of the closing of the Fisher Merger on November 9, 2006. As a result, following the closing of the merger, Mr. Meister received certain cash payments that represented pre-closing commitments and/or arrangements of Fisher.

As a result of the termination of Mr. Meister’s employment, upon the consummation of the Fisher Merger, Mr. Meister was owed $22,178,825 and $6,281,476 as of January 1, 2007 from the Company for retirement benefits and severance pay, respectively, that were obligations of Fisher pursuant to his employment agreement with that company. These amounts were paid in two installments during 2007. Because Mr. Meister was deemed to be terminated without cause, the Company also is obligated to continue to make available to Mr. Meister for a period of three years following the closing of the merger fringe benefits and other benefits at least equal to those which would have been provided to Mr. Meister had Mr. Meister’s employment with Fisher not been terminated. These fringe and other benefits include use of office space, secretarial and administrative support, use of corporate aircraft, transportation, personal security services and professional services. The Compensation Committee of Fisher in 2005 also approved tax gross-up payments to indemnify Mr. Meister for income taxes paid to a state other than his state of residence with respect to his compensation from Fisher. For the period January 1, 2007 through December 31, 2007, the incremental cost to the Company of the fringe and other benefits provided by the Company to Mr. Meister was $789,580. Of this amount, (i) $338,595 represents a tax gross-up described above with respect to income recognized from stock option exercises during the period January 1, 2007 through December 31, 2007, (ii) $134,000 represents the incremental cost of personal use of corporate aircraft (calculated by dividing the total marginal cost of operating the aircraft (including fuel, landing fees and other variable costs) during 2007 by the total number of hours that the aircraft was flown that year, multiplied by the number of hours that the aircraft was used by Mr. Meister for personal use during 2007), (iii) $49,590 represents the cost paid by the Company to secure the use of an alternate aircraft for Mr. Meister when the Company’s aircraft was unavailable, and (iv) $181,201 for secretarial and administrative support. These arrangements were not subject to the Company’s related person transaction policy described above because they were entered into by Mr. Meister and Fisher prior to the Fisher Merger.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2007, with respect to the Common Stock that may be issued under the Company’s existing equity compensation plans.

			(c)
	(a)	(b)	Number of securities remaining
	Number of securities to	Weighted average	available for future issuance
	be issued upon exercise	exercise price of	under equity compensation
	of outstanding options,	outstanding options,	plans (excluding securities
Plan Category	warrants and rights(1)	warrants and rights	reflected in column (a))(2)
Equity Compensation Plans Approved By Security Holders(3)(4)	8,751,926	$36.14	7,006,490
Equity Compensation Plans Not Approved By Security Holders(5)	4,236,799	$37.25	4,940,794
Total	12,988,725	$36.48	11,947,284

(1)     This table excludes options to purchase shares of the Company’s formerly majority-owned subsidiaries which became options to purchase shares of the Company when the outside interests in those subsidiaries were repurchased by the Company during 1999 through 2002, and options to purchases shares of Fisher, which became options to purchase shares of the Company when the Company acquired Fisher in November 2006. All of the plans pursuant to which these options were granted have been frozen and no additional grants will be made. Options to purchase an aggregate of 2,789,321 shares at a weighted average exercise price of $22.79 per share are outstanding under these plans.

(2)     Equity compensation plans approved by security holders includes 3,450,525 securities available for future issuance as awards other than options or stock appreciation rights (e.g., full value shares of restricted stock or restricted stock units) and equity compensation plans not approved by security holders includes 2,775,270 securities available for future issuance as awards other than options or stock appreciation rights.

(3)     Column (a) includes an aggregate of 4,290 Common Stock-based units accrued under the Directors Deferred Compensation Plan for deferred directors fees and retainers accrued through December 31, 2007. Column (c) includes an additional 286,262 shares that are available under the Directors Deferred Compensation Plan. See “DIRECTOR COMPENSATION — Deferred Compensation Plans for Directors” for additional information regarding this plan. The weighted average exercise price set forth in column (b) does not take into account the Common Stock-based units included in column (a).

(4)     Column (a) does not include shares issuable under the Thermo Fisher Scientific Inc. 2000 Employees’ Stock Purchase Plan, which has a remaining stockholder approved reserve of 168,541 shares or the Thermo Fisher Scientific Inc. 2007 Employees’ Stock Purchase Plan, which has a remaining stockholder approved reserve of 2,000,000 shares (together, the “ESPPs”). Under the ESPPs, each eligible employee may purchase a limited number of shares of the Common Stock of the Company two times each year (on June 30 and December 31) at a purchase price equal to 95% of the fair market value of the Common Stock on the respective stock purchase date. The remaining stockholder approved reserve is included in column (c).

(5)     Equity compensation plans not approved by the Company’s stockholders are (i) the Thermo Fisher Scientific Inc. Employees Equity Incentive Plan, as amended and restated on November 9, 2006, under which 68,365 shares are available for future issuance, and (ii) the Fisher Scientific International Inc. 2005 Equity and Incentive Plan, as amended for awards granted on or after November 9, 2006 (the “Fisher 2005 Plan”), under which 4,872,429 shares are available for future issuance. In connection with the Fisher Merger, the Company assumed options to purchase stock under the Fisher 2005 Plan. At December 31, 2007, these options covered 1,480,366 shares of Common Stock at a weighted average exercise price of $32.09. Prior to the Fisher Merger, the Fisher 2005 Plan was approved by the Fisher stockholders. The material terms of these plans are described below.

Thermo Fisher Scientific Inc. Employees Equity Incentive Plan

The Thermo Fisher Scientific Inc. Employees Equity Incentive Plan, as amended and restated on November 9, 2006 (the “Employees Equity Plan”), was adopted to secure for the Company and its stockholders the benefits arising from capital stock ownership by employees of and consultants to the Company. The Employees Equity Plan is administered by the Company’s Board (or a committee thereof), which has the full authority, among other things, to (i) select the persons to whom awards will be granted, (ii) determine the terms and conditions of the awards, and (iii) amend or terminate the plan. Under the Employees Equity Plan, 3,488,867 shares were originally reserved for issuance; as of December 31, 2007, 68,364 shares are available for future issuance under the plan. Participants may receive non-statutory stock options, restricted stock awards, deferred stock awards (also known as restricted stock units) and performance awards (which may consist of stock and/or cash). The exercise price of stock options granted may not be less than the fair market value of the Company’s shares on the date of the grant.

Fisher Scientific International Inc. 2005 Equity and Incentive Plan

The Fisher Scientific International Inc. 2005 Equity and Incentive Plan, as amended for awards granted on or after November 9, 2006, was originally adopted to secure for Fisher and its stockholders the benefits arising from capital stock ownership by employees of and consultants to the Company. The Fisher 2005 Plan is administered by the Company’s Board (or a committee thereof), which has the full authority, among other things, to (i) select the persons to whom awards will be granted, (ii) determine the terms and conditions of the awards, and (iii) amend or terminate the plan. Under the Fisher 2005 Plan, 7,250,000 shares were originally reserved for issuance (14,500,000 on a post-merger basis); as of December 31, 2007, 4,872,429 shares are available for future issuance under the plan. Participants may receive non-statutory stock options, restricted stock awards, deferred stock awards (also known as restricted stock units) and performance awards (which may consist of stock and/or cash). The exercise price of stock options granted may not be less than the fair market value of the Company’s shares on the date of the grant.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible for assisting the Board in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditors. The full text of the Audit Committee’s charter is available on the Company’s website at www.thermofisher.com.

As specified in the charter, management of the Company is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities of the Audit Committee set forth in its charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2007, with management and the Company’s independent auditors, PricewaterhouseCoopers LLP (“PwC”), management’s assessment of the effectiveness of the Company’s internal control over financial reporting and PwC’s evaluation of the Company’s internal control over financial reporting.

The Audit Committee has also discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee has received from PwC the letter and written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with PwC the auditor’s independence.

Based upon the review and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC.

THE AUDIT COMMITTEE

Peter J. Manning (Chairman)
Bruce L. Koepfgen
Elaine S. Ullian

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Auditor Fees

The following table presents the aggregate fees billed for professional services rendered by PwC for the fiscal years ended December 31, 2007, and December 31, 2006:

	Fiscal 2007		Fiscal 2006

Audit Fees	$11,854,000	(1)	$12,670,000
Audit-Related Fees	528,000		656,000
Tax Fees	3,569,000	(2)	1,368,000
All Other Fees	—		—
Total Fees	$15,951,000		$14,694,000

(1)     Reflects aggregate audit fees billed/estimated to be billed for professional services rendered by PwC for 2007.

(2)     Includes $1,815,000 for tax compliance services and $1,754,000 for tax consulting services.

Audit Fees

Consists of fees billed/estimated to be billed for professional services rendered by PwC for the audit of the Company’s annual consolidated financial statements (including PwC’s assessment of the Company’s internal control over financial reporting) and review of the Company’s interim financial statements included in the Company’s quarterly reports on Form 10-Q and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees

Consists of fees billed for assurance and related services by PwC that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees” above. These services include employee benefit plan audits, accounting consultations relating to acquisitions, divestitures, and financings, financial accounting and reporting matters, and SEC filing related matters.

Tax Fees

Consists of fees billed for professional services rendered by PwC for tax compliance, tax advice, and tax planning. These services include professional services related to the Company’s international legal entity restructuring and international and domestic tax planning.

All Other Fees

Consists of fees billed for all other services provided by PwC other than those reported above, of which there were none in fiscal years 2007 and 2006.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee’s charter provides that the Audit Committee must pre-approve all audit services and non-audit services to be provided to the Company by its independent auditor as well as all audit services to be provided to the Company by other accounting firms. However, the charter permits de minimis non-audit services to be provided to the Company by its independent auditors to instead be approved in accordance with the listing standards of the NYSE and SEC rules and regulations. In addition, the charter provides that the Audit Committee may delegate to one or more members of the Audit Committee the authority to grant pre-approvals of permitted non-audit services that would otherwise be required to be pre-approved by the Audit Committee. Any pre-approvals granted under such delegation of authority are to be reported to the Audit Committee at the next regularly scheduled meeting. The Audit Committee has delegated authority to the chairman of the Audit Committee to pre-approve up to an additional $100,000 of permitted non-audit services to be provided to the Company by its independent auditors per calendar year. During fiscal years 2007 and 2006, all audit services and all non-audit services provided to the Company by PwC were pre-approved in accordance with the Audit Committee’s pre-approval policies and procedures described above and no services were provided pursuant to the de minimis exception.

-PROPOSAL 2-

PROPOSAL TO APPROVE THE 2008 STOCK INCENTIVE PLAN

In February 2008, the Board adopted the 2008 Stock Incentive Plan (the “2008 Stock Plan”), subject to stockholder approval. Under the 2008 Stock Plan, 25,000,000 shares of Common Stock are available for issuance, subject to adjustment in the event of changes in capitalization. The Board believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel, and does not believe that the 5,437,472 shares available as of March 6, 2008 under its existing stock-based incentive plans for issuance to employees of the Company are sufficient to meet this need. If the 2008 Stock Plan is approved by stockholders, our existing stock-based incentive plans will continue to be used in addition to the 2008 Stock Plan.

The closing price per share of the Common Stock on the NYSE on March 31, 2008 was $56.84.

Summary of the Plan

The following summary of the material features of the 2008 Stock Plan is qualified in its entirety by reference to the 2008 Stock Plan, a copy of which is attached hereto as Appendix A.

Purpose.  The purpose of the Plan is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders.

Eligibility and Types of Awards.  Employees, officers, directors, consultants and advisors of the Company, its subsidiaries and other entities in which the Company has a controlling interest are eligible to receive stock options, stock appreciation rights (SARs), restricted stock, restricted stock units and other stock-based awards (each, an “award”) under the 2008 Stock Plan.

Administration and Delegation.  The 2008 Stock Plan is administered by the Board, which has the authority to grant awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the 2008 Stock Plan. The Board may delegate its powers under the 2008 Stock Plan to one or more committees or subcommittees of the Board. In addition, the Board may delegate to one or more officers of the Company the power to grant awards to employees of the Company and to exercise such other powers under the 2008 Stock Plan as the Board may determine, subject to the limitations set forth in the 2008 Stock Plan. The Board has authorized the Compensation Committee to administer the Plan. The Compensation Committee is currently comprised of three directors who are (a) “independent directors” for the purposes of the

Company’s Corporate Governance Guidelines, the Compensation Committee’s charter and the NYSE listing requirements, (b) “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (c) “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. All references in this summary to the “Board” shall mean the Board or the Compensation Committee to the extent that the Board’s powers and authority under the 2008 Stock Plan have been delegated to such Committee.

Shares Available for Award.  Awards for up to 25,000,000 shares of Common Stock may be made under the 2008 Stock Plan, subject to adjustment in the event of changes in capitalization. Shares issued under the 2008 Stock Plan may consist in whole or in part of authorized but unissued shares or treasury shares. For purposes of counting shares available for the grant of awards under the 2008 Stock Plan:

•	shares of Common Stock covered by independent SARs (as defined below) will be counted against the number of shares available under the 2008 Stock Plan; provided, however, that independent SARs that may be settled in cash only will not be so counted;

•	if any award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or (B) results in any Common Stock not being issued, the unused Common Stock covered by such award will again be available under the 2008 Stock Plan; provided that the full number of shares subject to a stock-settled SAR will be counted regardless of the number of shares actually used to settle such SAR upon exercise;

•	shares of Common Stock delivered to the Company by a participant to (A) purchase shares of Common Stock upon the exercise of an award or (B) satisfy tax withholding obligations will not be added back to the number of shares available under the 2008 Stock Plan; and

•	shares of Common Stock repurchased by the Company on the open market will not increase the number of shares available under the 2008 Stock Plan.

Sub-limits.  Subject to adjustment in the event of changes in capitalization, the maximum number of shares of Common Stock with respect to which (a) awards other than options and SARs may be granted is 7,000,000, (b) awards may be granted to non-employee directors is 1,200,000, and (c) awards may be granted to any one participant under the 2008 Stock Plan is 2,000,000 per calendar year.

Substitute Awards.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant awards in substitution for any options or other stock or stock-based awards granted by such other entity or an affiliate thereof. Substitute awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on awards contained in the 2008 Stock Plan. Substitute awards will not count against the overall share limit, except as may be required by Section 422 and related provisions of the Internal Revenue Code.

Stock Options.  The Board may grant either “incentive” stock options within the meaning of Section 422 of the Internal Revenue Code or “non-qualified” stock options (options not intended to qualify as incentive stock options). The Board determines the terms of each option at the time of grant, including the number of shares of Common Stock to be covered by, the exercise price of, and the conditions and limitations applicable to the exercise of each option; provided that the exercise price of an option may not be less than 100% of the fair market value per share of Common Stock on the date of grant and the term of an option may not exceed 10 years. The 2008 Stock Plan permits the following forms of payment of the exercise price of options:

•	payment by cash, check or, except as the Board may otherwise provide in an option agreement by an undertaking of a broker in connection with a “cashless exercise,”

•	subject to certain conditions, delivery to the Company of shares of Common Stock,

•	subject to certain conditions, delivery to the Company of a promissory note,

•	any other lawful means, or

•	any combination of these forms of payment.

Stock Appreciation Rights.  A SAR is an award entitling the holder, upon exercise, to receive an amount in Common Stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be granted independently or in tandem with an option. No SAR will be granted with a term in excess of 10 years. The exercise price of a SAR may not be less than 100% of the fair market value per share of Common Stock on the date of grant. The Company has not issued SARs under any of its currently effective equity incentive plans, and does not currently have any SARs outstanding.

Repricing.  Unless approved by the Company’s stockholders (a) no outstanding option or SAR granted under the 2008 Stock Plan may be amended to provide an exercise price lower than the then-current exercise price of such option or SAR (other than adjustments for changes in capitalization and other similar events) and (b) the Board may not cancel any outstanding option or SAR and grant in substitution therefor new awards under the 2008 Stock Plan covering the same or a different number of shares of Common Stock and having an exercise price lower than the then-current exercise price of the cancelled option or SAR.

Restricted Stock; Restricted Stock Units.  The Board may grant shares of restricted stock subject to forfeiture or the right of the Company to repurchase such shares in the event conditions specified by the Board are not satisfied prior to the end of the applicable restriction period. Instead of granting restricted stock awards, the Board may grant restricted stock units (“RSUs”), which entitle the recipient to receive shares of Common Stock or cash to be delivered at the time the award vests or such later time as may be specified in the award. Restricted stock and restricted stock units are referred to herein as “restricted stock awards.” The Board determines the terms of a restricted stock award at the time of grant, including the conditions for repurchase or forfeiture and the issue price, if any; provided, that except as described in the following paragraph, for restricted stock awards that (a) vest solely upon the passage of time, no vesting will occur prior to the first anniversary of the date of grant, no more than 33-1/3% may vest prior to the second anniversary of the date of grant, and no more than 66-2/3% may vest prior to the third anniversary of the date of grant and (b) do not vest solely upon the passage of time, may not vest prior to the first anniversary of the date of grant.

The limitations on vesting described in the immediately preceding paragraph do not apply to (i) performance awards granted in accordance with the requirements provided in the 2008 Stock Plan to comply with Section 162(m) of the Internal Revenue Code or (ii) to a maximum of 1,200,000 shares of Common Stock with respect to which restricted stock awards and other stock-based awards may be granted. With respect to restricted stock awards that are subject to the limitations on vesting described in the immediately preceding paragraph, the Board may waive its rights to repurchase shares of Common Stock (or waive forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the restricted stock award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death, disability, termination of employment (including retirement) of the participant; or a merger, consolidation, sale, reorganization, recapitalization or change in control of the Company.

Other Stock-Based Awards.  The Board may grant other awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of awards that are valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, and the grant of awards entitling recipients to receive shares of Common Stock to be delivered in the future. Other stock-based awards may be paid in shares of Common Stock or cash. Other stock-based awards are subject to the same minimum vesting provisions described above with respect to restricted stock awards.

Certain Performance Conditions.  If a restricted stock award or other stock-based award is intended to meet the requirements of 162(m) of the Internal Revenue Code, then the lapsing of restrictions thereon and the distribution of shares pursuant thereto, as applicable, will be subject to the achievement of one or more objective performance goals established by a committee of the Board comprised solely of two or more directors eligible to serve on a committee making awards qualifying as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following:

•	earnings per share,

•     return on average equity or average assets in relation to a peer group of companies designated by the Company,

•     earnings,

•     earnings growth,

•     earnings before interest, taxes and amortization (EBITA),

•     operating income,

•     operating margins,

•     revenues,

•     expenses,

•     stock price,

•     market share,

•     chargeoffs,

•     reductions in non-performing assets,

•     return on sales, assets, equity or investment,

•     regulatory compliance,

•     satisfactory internal or external audits,

•     improvement of financial ratings,

•     achievement of balance sheet or income statement objectives,

•     net cash provided from continuing operations,

•     stock price appreciation,

•     total shareholder return,

•     cost control,

•     strategic initiatives,

•     net operating profit after tax,

•     pre-tax or after-tax income,

•     cash flow, or

•     such other objective goals established by the committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.

Such performance goals may be adjusted to exclude any one or more of:

•     extraordinary items and other unusual or non-recurring items,

•     discontinued operations,

•     gains or losses on the dispositions of discontinued operations,

•     the cumulative effects of changes in accounting principles,

•     the writedown of any asset, and

•     charges for restructuring and rationalization programs.

Such performance goals may vary by participant and may be different for different awards. Such performance goals may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the committee. Such performance goals will be set by the committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). The committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the participant or a change in control of the Company.

Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend,

•     the number and class of securities available under the 2008 Stock Plan,

•     the sub-limits set forth in the 2008 Stock Plan,

•     the number and class of securities and exercise price per share of each outstanding option,

•     the share and per share-related provisions of each SAR,

•     the number of shares subject to and the repurchase price per share subject to each outstanding restricted stock award, and

•     the share and per share-related provisions of each outstanding other applicable stock-based award, will be equitably adjusted by the Company (or substituted awards may be made, if applicable) to the extent determined by the Board.

The 2008 Stock Plan contains provisions addressing consequences of any reorganization event, which is defined as:

•     any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled;

•     any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction; or

•     any complete liquidation or dissolution of the Company.

The 2008 Stock Plan also contains provisions addressing consequences of a change in control event, which is defined as:

•     the acquisition by any person of 50% or more of the outstanding Common Stock or voting securities of Thermo Fisher;

•     the failure of the Board to include a majority of directors who are “continuing directors,” which term is defined to include directors who were members of the Board on the date of the initial adoption of the 2008 Stock Plan by the Board or who subsequent to the date of the adoption of the 2008 Stock Plan by the Board were nominated or elected by a majority of directors who were “continuing directors” at the time of such nomination or election;

•     the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving Thermo Fisher or the sale or other disposition of all or substantially all of the assets of Thermo Fisher unless immediately after such transaction:

•     all holders of Common Stock immediately prior to such transaction own more than 50% of the outstanding voting securities of the resulting or acquiring corporation in substantially the same proportions as their ownership immediately prior to such transaction and

•     no person after the transaction owns 50% or more of the outstanding voting securities of the resulting or acquiring corporation; or

•     approval by stockholders of a complete liquidation or dissolution of Thermo Fisher.

Reorganization Event — Effect on Options.  Upon the occurrence of a reorganization event (regardless of whether such event also constitutes a change in control event), all outstanding options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation. Notwithstanding the foregoing, if the acquiring or succeeding corporation does not agree to assume, or substitute for, such options, or in the event of a liquidation or dissolution of the Company, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding options on such terms as the Board determines:

•     upon written notice to a participant, provide that the participant’s unexercised options will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant within a specified period following the date of such notice,

•     provide that outstanding options shall become exercisable, realizable, or deliverable, or restrictions applicable to an option shall lapse, in whole or in part prior to or upon such reorganization event,

•     in the event of a reorganization event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event (the “acquisition price”), make or provide for a cash payment to a participant equal to the excess, if any, of (A) the acquisition price times the number of shares of Common Stock subject to the participant’s options (if the exercise price does not exceed the acquisition price) over (B) the aggregate exercise price of all such outstanding options and any applicable tax withholdings, in exchange for the termination of such options,

•     provide that, in connection with a liquidation or dissolution of the Company, options shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings), and

•     any combination of the foregoing.

Upon the occurrence of a reorganization event that does not also constitute a change in control event, to the extent all or any portion of an option becomes exercisable solely as a result of the preceding paragraph, upon exercise of such option the participant shall receive shares subject to a right of repurchase by the Company or its successor at the option exercise price. Such repurchase right (i) shall lapse at the same rate as the option would have become exercisable under its terms and (ii) shall not apply to any shares subject to the option that were exercisable under its terms without regard to the preceding paragraph.

Reorganization Event that is not a Change in Control Event — Effect on Restricted Stock Awards. Upon the occurrence of a reorganization event that is not a change in control event, the repurchase and other rights of the Company under each outstanding restricted stock award shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to the Common Stock subject to such restricted stock award.

The 2008 Stock Plan also contains provisions addressing terminations of a participant’s employment without “cause,” which is defined as having the meaning set forth in the participant’s employment or other agreement with the Company, provided that if the participant is not a party to any such agreement or such agreement does not contain a definition of cause, then cause shall mean:

•     the willful and continued failure of the participant to perform substantially the participant’s duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the participant by the Company that specifically identifies the alleged manner in which the participant has not substantially performed the participant’s duties; or

•     the willful engaging by the participant in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company.

For purposes of this definition, no act or failure to act on the part of the participant shall be considered “willful” unless it is done, or omitted to be done, by the participant in bad faith or without reasonable belief that the participant’s action or omission was in the best interests of the Company.

The 2008 Stock Plan also contains provisions addressing terminations of a participant’s employment by the participant for “good reason,” which is defined as having the meaning set forth in the participant’s employment or other agreement with the Company, provided that if the participant is not a party to any such agreement or such agreement does not contain a definition of good reason, then good reason shall mean the occurrence, on or after the date of a change in control event and without the affected participant’s written consent, of:

•     the assignment to the participant of duties in the aggregate that are inconsistent with the participant’s level of responsibility immediately prior to the change in control event (including without limitation, in the case of a participant who was, immediately prior to the change in control event, an executive officer of the Company, such employee ceasing to be an executive officer of the Company);

•     a reduction by the employer in the participant’s annual base salary, annual incentive compensation opportunity, or long-term incentive compensation opportunity (including an adverse change in the performance criteria or a decrease in the target amount of annual or long-term incentive compensation) from that in effect immediately prior to the change in control event; or

•     the relocation of the participant’s principal place of employment to a location more than fifty (50) miles from the participant’s principal place of employment immediately prior to the change in control event, provided, however, such relocation also requires a material change in the participant’s commute.

Change in Control — Effect on Awards.  Unless otherwise determined by the Board at the time of the grant or evidenced in an applicable instrument evidencing an award or employment or other agreement, in the event that a participant’s employment or service is terminated by the Company without cause or by the participant for good reason, in each case within 18 months following a change in control event: (i) any award carrying a right to exercise that was not previously vested and exercisable shall become fully vested and exercisable and all outstanding awards shall remain exercisable for one (1) year following such date of termination of employment, and (ii) the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any award other than an award described in (i) shall lapse and such awards shall be deemed fully vested, and any performance conditions imposed with respect to awards shall be deemed to be achieved at the higher of (x) the target level for the applicable performance period or (y) the level of achievement of such performance conditions for the most recently concluded performance period.

Notwithstanding the preceding paragraph, upon a change in control event, the Board shall have the discretion to: (i) accelerate the vesting or payment of any award effective immediately upon the occurrence of a change in control event; or (ii) convert the vesting of performance-based awards to a time-based vesting schedule as deemed appropriate by the Board; in each case only to the extent that such action would not cause any award to result in deferred compensation that is subject to the additional twenty percent tax under Section 409A of the Internal Revenue Code.

Adjustment for Excise Tax.  The Board may provide in an instrument evidencing an award or otherwise for specific treatment of any outstanding award in the event that any payment or benefit under the 2008 Stock Plan would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any interest or penalties with respect to such excise tax. Such treatment may include the payment by the Company of a gross-up payment in an amount equal to such excise tax, interest and penalties or the imposition of a cutback in payments or benefits.

Transferability of Awards.  Awards are non-transferable, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order; except that the Board may permit or provide in an award for the gratuitous transfer of the award by the participant to or for the benefit of any immediate family member, family trust or other entity established solely for the benefit of the participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such award under the Securities Act of 1933, as amended.

Amendment of Award.  Except with respect to limitations on repricings, vesting of restricted stock awards and other stock-based awards, performance shares, and actions requiring stockholder approval described herein, the Board may amend, modify or terminate any outstanding award, including but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization, converting an incentive stock option to a non-qualified stock option or accelerating vesting, provided that the participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the participant.

Amendment of Plan.  The Board may at any time amend, suspend or terminate the 2008 Stock Plan, provided that stockholder approval will be required to the extent required by Section 162(m), the NYSE or tax laws relating to incentive stock options. In addition, if the NYSE amends its corporate governance rules so that they no longer require stockholder approval of “material revisions” of equity compensation plans, stockholder approval would nevertheless be required for any amendment that materially increases benefits to participants, materially increases the number of securities issuable under the plan (other than to reflect changes in capitalization), or materially expands the eligible participants.

Term of Plan.  No new awards may be granted under the 2008 Stock Plan after May 20, 2018, but awards previously granted may extend beyond that date.

Consequences of Nonapproval.  If stockholders do not approve the adoption of the 2008 Stock Plan, the 2008 Stock Plan will not go into effect, and the Company will not grant any awards under the 2008 Stock Plan. In such event, the awards available for grant under the Company’s other equity plans will continue to be available for grant, and the Board will consider whether to adopt alternative arrangements based on its assessment of the Company’s needs.

New Plan Benefits

As of December 31, 2007, the Company had approximately 33,000 employees worldwide, including 9 executive officers and 9 directors, all of whom are eligible to participate in the 2008 Stock Plan. The granting of awards under the 2008 Stock Plan is discretionary and, therefore, the Company cannot now determine the number or type of awards to be granted in the future to any particular person or group.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2008 Stock Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code regarding nonqualified deferred compensation. The 2008 Stock Plan provides that no award will provide for deferral of compensation that does not comply with Section 409A of the Internal Revenue Code, unless the Board, at the time of grant, specifically provides that the award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant or exercise of an incentive stock option. A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options

A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a SAR. A participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Internal Revenue Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of an RSU. A participant is not permitted to make a Section 83(b) election with respect to an RSU. When the RSU vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. If the RSU provides for deferred delivery, the participant will have income on the delivery date in an amount equal to the fair market value of the stock on the delivery date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the delivery date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based award granted under the 2008 Stock Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying Common Stock.

Tax Consequences to the Company

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

Recommendation

The Board believes that the 2008 Stock Plan is an important tool for the Company to attract and retain key employees and to be able to continue to offer them the opportunity to participate in the ownership and growth of the Company.

The Board of Directors recommends a vote FOR the approval and adoption of the 2008 Stock Incentive Plan. Proxies solicited by the Board of Directors will be voted FOR the proposal unless stockholders specify to the contrary on their proxy. In the event that stockholder approval is not obtained, the Board intends to consider whether or not it should propose a different plan.

-PROPOSAL 3-

PROPOSAL TO APPROVE THE 2008 ANNUAL INCENTIVE AWARD PLAN

The Compensation Committee of the Board has established, subject to stockholder approval, the Thermo Fisher Scientific Inc. 2008 Annual Incentive Award Plan (the “2008 Incentive Plan”). Under the 2008 Incentive Plan, executive officers designated by the Compensation Committee may receive annual cash incentive compensation based on the achievement of pre-established performance goals. The 2008 Incentive Plan is intended to ensure the tax deductibility of the annual bonus that may be earned by executive officers of the Company. The Internal Revenue Code generally does not allow publicly held companies to obtain tax deductions for compensation of more than $1,000,000 paid in any year to any of their five most highly paid executive officers unless such payments are made under qualifying “performance-based” compensation plans as defined in the tax laws. One of the requirements for compensation to be performance-based is that the Company must obtain stockholder approval every five years of the material terms of performance goals for such compensation. The material terms that the stockholders approve constitute the framework within which the Compensation Committee would set actual performance goals.

The following summary of the material features of the 2008 Incentive Plan is qualified in its entirety by reference to the 2008 Incentive Plan, a copy of which is attached hereto as Appendix B.

Summary of the Plan

The purpose of the 2008 Incentive Plan is to assist the Company in attracting, retaining and providing incentives to eligible employees and to promote the alignment of their interests with those of the Company’s stockholders by providing for the payment of incentive awards subject to the achievement of specified performance goals.

The Compensation Committee shall no later than the 90th day of each year: (i) select executive officers eligible to participate in the 2008 Incentive Plan for that year (“eligible employees”); (ii) determine the performance goals (defined below) that must be achieved in order for awards to be paid under the 2008 Incentive Plan; and (iii) determine the total amount which may be available for payout to eligible employees based upon the relative level of attainment of the selected performance goals. Following the close of each year, the Compensation Committee will determine whether the performance goals were achieved and, based on the level of achievement, the total amount available for payout. In its sole discretion, the Compensation Committee may reduce the size or eliminate the total amount available for payment. The maximum payment to any eligible employee under the 2008 Incentive Plan for any year will in no event exceed $5,000,000.

For purposes of the 2008 Incentive Plan, “performance goals” means one or more of the following: (i) earnings per share, (ii) return on average equity in relation to a peer group of companies designated by the Company (the “peer group”), (iii) return on average assets in relation to the peer group, or (iv) such other performance goals as may be established by the Compensation Committee which may be based on earnings, earnings growth, earnings before interest, taxes and amortization (EBITA), operating income, operating margins, revenues, expenses, stock price, market share, charge-offs, reductions in non-performing assets, return on assets, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, net cash provided from continuing operations, stock price appreciation, total shareholder return, cost control, strategic initiatives, market share, pre- or after-tax income, or any other objective goals established by the Compensation Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be particular to a line of business, division or other unit or may be based on the performance of the Company generally and may be applied by excluding the impact of charges for restructurings, discontinued operations, extraordinary items, cost of revenues charges associated with acquisitions or restructurings, other unusual or non-recurring items, and the cumulative effects of accounting changes.

The group of employees whose bonus compensation would be subject to the performance goals selected by the Compensation Committee would consist of all of the Company’s executive officers. Currently, the Company has 10 executive officers. The executive officers are listed annually in the Company’s Form 10-K filed with the SEC. Although the Internal Revenue Code only limits deductibility for compensation paid to the five most highly paid executive officers, the selected performance goals may be applied to all executive officers in the event that one or more of them should become one of the five most highly compensated during the five-year period covered by this proposal.

If approved by the stockholders, this proposal would not limit the Company’s right to award or pay other forms of compensation (including, but not limited to, salary or stock-based awards) to the Company’s executive officers, regardless of whether or not the performance goals for annual bonuses are achieved in any year, and whether or not payment of such other forms of compensation would be tax deductible.

Amendment and Termination

The Compensation Committee may at any time amend, modify or terminate, the 2008 Incentive Plan; provided, however, that neither termination nor amendment of the 2008 Incentive Plan after the end of a year may adversely affect the rights of eligible employees with respect to their awards for that year. Any amendment to the 2008 Incentive Plan shall be approved by the Company’s stockholders if required by Section 162(m) of the Internal Revenue Code.

Administration

The 2008 Incentive Plan will be administered by a committee designated by the Board of Directors consisting solely of two or more members of the Board of Directors each of whom is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee has been designated by the Board for this purpose. The Compensation Committee shall have authority to interpret the 2008 Incentive Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the 2008 Incentive Plan. The determinations of the Compensation Committee pursuant to its authority under the 2008 Incentive Plan are conclusive and binding.

Term

The 2008 Incentive Plan will terminate as of the date of the first meeting of the Company’s stockholders occurring during 2013.

New Plan Benefits

Although the total amounts to be paid under the 2008 Incentive Plan are not determinable at this time, the table below shows the minimum and maximum bonus awards under the 2008 Incentive Plan for the Company’s named executive officers and other groups set forth in the table below in fiscal 2008.

		Fiscal Year 2008
		Incentive Award
Name and Position	Target Award(1)	Minimum/Maximum
Marijn E. Dekkers	1,456,250	0/2,912,500
Peter M. Wilver	423,750	0/847,500
Marc N. Casper	595,000	0/1,190,000
Alan J. Malus	360,500	0/721,000
Seth H. Hoogasian	292,500	0/585,000
All current executive officers as a group	4,287,200	0/8,574,400
Non-Executive Director Group	—	—
Non-Executive Officer Employee Group	—	—

(1)     Target awards are based on a percentage of the participant’s salary. Target awards for executive officers range from 45% to 125% of salary. The amounts reflected represent the target awards payable if the pre-established annual performance goals are met. Pursuant to the 2008 Incentive Plan, the maximum amount payable to any participant during any calendar year is $5,000,000.

Certain Federal Income Tax Consequences

The following summarizes the operation of Section 162(m) of the Internal Revenue Code but does not purport to describe all tax consequences of the 2008 Incentive Plan.

Section 162(m) of the Internal Revenue Code denies a federal income tax deduction for certain compensation in excess of $1,000,000 per year paid to the chief executive officer and the four other most highly paid executive officers of a publicly traded corporation. Certain types of compensation, including compensation based on performance goals, are excluded from this deduction limit. In order for compensation to qualify for this exception: (i) it must be paid solely on account of the attainment of one or more performance goals; (ii) the performance goals must be established by a committee consisting solely of two or more outside directors; (iii) the material terms under which the compensation is to be paid, including the performance goals, must be disclosed to and approved by stockholders in a separate vote prior to payment; and (iv) prior to payment, the committee must certify that the performance goals and any other material terms were in fact satisfied. The Company believes that, if the 2008 Incentive Plan is approved by the stockholders, any compensation paid in accordance with the 2008 Incentive Plan will qualify as performance-based compensation under the Internal Revenue Code.

Reasons for Stockholder Approval

The 2008 Incentive Plan has been designed so that cash awards made under the 2008 Incentive Plan will qualify as performance-based compensation, and, accordingly, not be subject to the deduction limit imposed by Section 162(m) of the Internal Revenue Code. However, in order to qualify as performance-based compensation, and thereby ensure the federal tax deductibility of all cash awards under the 2008 Incentive Plan, stockholder approval of the 2008 Incentive Plan at the annual meeting is required. If the stockholders do not vote to approve the continuation of the 2008 Incentive Plan, the Company will not grant any awards to the named executive officers under the 2008 Incentive Plan for performance periods beginning in 2008 or later.

The Board of Directors recommends a vote FOR the approval and adoption of the 2008 Annual Incentive Award Plan. Proxies solicited by the Board of Directors will be voted FOR the proposal unless stockholders specify to the contrary on their proxy.

-PROPOSAL 4-

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2008. During the 2007 fiscal year, PwC served as the Company’s independent auditors. See “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.” Although the Company is not required to seek stockholder ratification of this selection, the Company has decided to provide its stockholders with the opportunity to do so. If this proposal is not approved by our stockholders at the 2008 Annual Meeting of Stockholders, the Audit Committee will reconsider the selection of PwC. Even if the selection of PwC is ratified, the Audit Committee in its discretion may select a different firm of independent auditors at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

Representatives of PwC are expected to be present at the 2008 Annual Meeting of Stockholders. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the stockholders.

The Board of Directors recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal year 2008. Proxies solicited by the Board of Directors will be voted FOR the proposal unless stockholders specify to the contrary on their proxy.

OTHER ACTION

Management is not aware at this time of any other matters that will be presented for action at the 2008 Annual Meeting of Stockholders, and the deadline under our bylaws for stockholders to notify the Company of any proposals or director nominees has passed. Should any other matters be properly presented, the proxies grant power to the proxy holders to vote shares represented by the proxies in the discretion of such proxy holders.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be included in the proxy statement and proxy card relating to the 2009 Annual Meeting of Stockholders of the Company and to be presented at such meeting must be received by the Company for inclusion in the proxy statement and proxy card no later than December 18, 2008. In addition, the Company’s bylaws include an advance notice provision that requires stockholders desiring to bring proposals before an annual meeting (which proposals are not to be included in the Company’s proxy statement and thus are submitted outside the processes of Rule 14a-8 under the Exchange Act) to do so in accordance with the terms of such advance notice provision. The advance notice provision requires that, among other things, stockholders give timely written notice to the Secretary of the Company regarding their proposals. To be timely, notices must be delivered to the Secretary at the principal executive office of the Company not less than 60, nor more than 75, days prior to the first anniversary of the date on which the Company mailed its proxy materials for the preceding year’s annual meeting of stockholders. Accordingly, a stockholder who intends to present a proposal at the 2009 Annual Meeting of Stockholders without inclusion of the proposal in the Company’s proxy materials must provide written notice of such proposal to the Secretary no earlier than February 1, 2009, and no later than February 16, 2009. Proposals received at any other time will not be voted on at the meeting. If a stockholder makes a timely notification, the proxies that management solicits for the meeting may still exercise discretionary voting authority with respect to the stockholder’s proposal under circumstances consistent with the proxy rules of the SEC.

SOLICITATION STATEMENT

The cost of this solicitation of proxies will be borne by the Company. Solicitation will be made primarily by mail, but regular employees of the Company may solicit proxies personally or by telephone, facsimile transmission or telegram. In addition, the Company has engaged D.F. King & Co., Inc. for an approximate fee of $14,000, plus an additional fee based on the number of telephone calls made to stockholders, plus reimbursement of out-of-pocket expenses in order to assist in the solicitation of proxies. Brokers, nominees, custodians and fiduciaries are requested to forward solicitation materials to obtain voting instructions from beneficial owners of stock registered in their names, and the Company will reimburse such parties for their reasonable charges and expenses in connection therewith.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you contact us at the following address or telephone number: Investor Relations Department, Thermo Fisher Scientific Inc., 81 Wyman Street, Waltham, Massachusetts 02451, telephone: 781-622-1000. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address or telephone number.

Waltham, Massachusetts
April 10, 2008

APPENDIX A

THERMO FISHER SCIENTIFIC INC.

2008 STOCK INCENTIVE PLAN

1.     Purpose

The purpose of this 2008 Stock Incentive Plan (the “Plan”) of Thermo Fisher Scientific Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest.

2.     Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to be granted options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an award under the Plan is deemed a “Participant”.

3.     Administration and Delegation

(a)     Administration by Board of Directors.  The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b)     Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c)     Delegation to Officers.  To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.     Stock Available for Awards

(a)     Number of Shares; Share Counting.

(1)     Authorized Number of Shares.  Subject to adjustment under Section 9, Awards may be made under the Plan for up to 25,000,000 shares of common stock, $1.00 par value per share, of the Company (the “Common Stock”). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2)     Share Counting.  For purposes of counting the number of shares available for the grant of Awards under the Plan and under the sublimits contained in Sections 4(b)(2) and 4(b)(3), (i) all shares of Common Stock covered by independent SARs shall be counted against the number of shares available for the grant of Awards; provided, however, that independent SARs that may be settled in cash only shall not be so counted; (ii) if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any Common Stock not being issued (including as a result of an independent SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code; and provided further, in the case of independent SARs, that the full number of shares subject to any stock-settled SAR shall be counted against the shares available under the Plan and against the sublimit set forth in Section 4(b)(2) regardless of the number of shares actually used to settle such SAR upon exercise; (iii) shares of Common Stock delivered to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and (iv) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b)     Sub-limits.  Subject to adjustment under Section 10, the following sub-limits on the number of shares subject to Awards shall apply:

(1)     Section 162(m) Per-Participant Limit.  The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 2,000,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2)     Limit on Awards other than Options and SARS.  The maximum number of shares with respect to which Awards other than Options and SARs may be granted shall be 7,000,000.

(3)     Limit on Awards to Directors.  The maximum number of shares with respect to which Awards may be granted to directors who are not employees of the Company at the time of grant shall be 1,200,000.

(c)     Substitute Awards.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.     Stock Options

(a)     General.  The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each

Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

(b)     Incentive Stock Options.  An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Thermo Fisher Scientific Inc., any of Thermo Fisher Scientific Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c)     Exercise Price.  The Board shall establish the exercise price of each Option and specify the exercise price in the applicable option agreement. The exercise price shall be not less than 100% of the Fair Market Value (as defined below) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d)     Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e)     Exercise of Option.  Options may be exercised by delivery to the Company or its designee of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Company, together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f)     Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)     in cash or by check, payable to the order of the Company;

(2)     except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)     to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)     to the extent permitted by applicable law and provided for in the applicable option agreement or approved by the Board, in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5)     by any combination of the above permitted forms of payment.

(g)     Limitation on Repricing.  Unless such action is approved by the Company’s stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 9) and (2) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

6.     Stock Appreciation Rights.

(a)     General.  The Board may grant Awards consisting of SARs entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock over the exercise price established pursuant to Section 6(c). The date as of which such appreciation is determined shall be the exercise date.

(b)     Grants.  SARs may be granted in tandem with, or independently of, Options granted under the Plan.

(1)     Tandem Awards.  When SARs are expressly granted in tandem with Options, (i) the SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event and except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (iv) the SAR will be transferable only with the related Option.

(2)     Independent SARs.  A SAR not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

(c)     Exercise Price.  The Board shall establish the exercise price of each SAR and specify it in the applicable SAR agreement. The exercise price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of a SAR with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d)     Duration of SARs.  Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(e)     Exercise of SARs.  SARs may be exercised by delivery to the Company or its designee of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Company, together with any other documents required by the Company.

(f)     Limitation on Repricing.  Unless such action is approved by the Company’s stockholders: (1) no outstanding SAR granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding SAR (other than adjustments pursuant to Section 9) and (2) the Board may not cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled SAR.

7.     Restricted Stock; Restricted Stock Units.

(a)     General.  The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests or such later time as may be specified in such Award (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b)     Terms and Conditions for All Restricted Stock Awards.  The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any. Restricted Stock Awards that vest solely based on the passage of time shall be zero percent vested prior to the first anniversary of the date of grant, no more than one-third vested prior to the second anniversary of the date of grant, and no more than two-thirds vested prior to the third anniversary of the date of grant. Restricted Stock Awards that do not vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant. The two foregoing sentences shall not apply to (1) Performance Awards granted pursuant to Section 10(i) or (2) Restricted Stock Awards and Other Stock-Based Awards granted, in the aggregate, for up to 1,200,000 shares of Common Stock. Notwithstanding any other provision of this Plan (other than Section 10(i), if applicable), the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death, disability, termination of employment (including retirement) of the Participant; or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company.

(c)     Additional Provisions Relating to Restricted Stock.

(1)     Dividends.  Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board. Unless otherwise provided by the Board, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock.

(2)     Stock Certificates.  The Company may require that any stock certificates issued in respect of shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Company, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(d)     Additional Provisions Relating to Restricted Stock Units.

(1)     Settlement.  Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant.

(2)     Voting Rights.  A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3)     Dividend Equivalents.  To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement.

(e)     Deferred Delivery of Shares.  The Board may, at the time any Restricted Stock Award is granted, provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant shall instead receive an instrument evidencing the right to future delivery of Common Stock at such time or times, and on such conditions, as the Board shall specify.

8.     Other Stock-Based Awards.

(a)     General.  Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based-Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.

(b)     Terms and Conditions.  Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto. Other Stock-Based Awards that vest solely based on the passage of time shall be zero percent vested prior to the first anniversary of the date of grant, no more than one-third vested prior to the second anniversary of the date of grant, and no more than two-thirds vested prior to the third anniversary of the date of grant. Other Stock-Based Awards that do not vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant. The two foregoing sentences shall not apply to (1) Performance Awards granted pursuant to Section 10(i) or (2) Restricted Stock Awards and Other Stock-Based Awards granted, in the aggregate, for up to 1,200,000 shares of Common Stock. Notwithstanding any other provision of this Plan (other than Section 10(i), if applicable), the Board may, in its discretion, either at the time an Other Stock-Based Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Other Stock-Based Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death, disability, termination of employment (including retirement) of the Participant; or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company.

9.     Adjustments for Changes in Common Stock and Certain Other Events.

(a)     Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits and share counting rules set forth in Sections 4(a), 4(b), 7(b) and 8(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions and the exercise price of each SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted

Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b)     Reorganization and Change in Control Events

(1)     Definitions

(A)     A “Reorganization Event” shall mean:

(i)     any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled;

(ii)     any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction; or

(iii)     any complete liquidation or dissolution of the Company.

(B)     A “Change in Control Event” shall mean:

(i)     the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly by the Company, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

(ii)     such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(iii)     the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors; or

(iv)     the approval by the stockholders of the Company of the complete liquidation or dissolution of the Company.

(C)     “Cause” shall have the meaning set forth in the Participant’s employment or other agreement with the Company, provided that if the Participant is not a party to any such employment or other agreement or such employment or other agreement does not contain a definition of Cause, then Cause shall mean:

(i)     the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Company that specifically identifies the alleged manner in which the Participant has not substantially performed the Participant’s duties; or

(ii)     the willful engaging by the Participant in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company.

For purposes of this definition, no act or failure to act on the part of the Participant shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company.

(D)     “Good Reason” shall have the meaning set forth in the Participant’s employment or other agreement with the Company, provided that if the Participant is not a party to any such employment or other agreement or such employment or other agreement does not contain a definition of Good Reason, then Good Reason shall mean the occurrence, on or after a Change in Control Event and without the affected Participant’s written consent, of:

(i)     the assignment to the Participant of duties in the aggregate that are inconsistent with the Participant’s level of responsibility immediately prior to the Change in Control Event (including without limitation, in the case of a Participant who was, immediately prior to the Change in Control Event, an executive officer of the Company, such employee ceasing to be an executive officer of the Company);

(ii)     a reduction by the employer in the Participant’s annual base salary, annual incentive compensation opportunity, or long term incentive compensation opportunity (including an adverse change in the performance criteria or a decrease in the target amount of annual or long term incentive compensation) from that in effect immediately prior to the Change in Control Event; or

(iii)     the relocation of the Participant’s principal place of employment to a location more than fifty (50) miles from the Participant’s principal place of employment immediately prior to the Change in Control Event, provided, however, such relocation also requires a material change in the Participant’s commute.

(2)     Effect of Reorganization Event on Options.  Upon the occurrence of a Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to a Reorganization Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, or in the event of a liquidation or dissolution of the Company, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Options on such terms as the Board determines: (i) upon written notice to a Participant, provide that the Participant’s unexercised Options will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (ii) provide that outstanding Options shall become exercisable, realizable, or deliverable, or restrictions applicable to an Option shall lapse, in whole or in part prior to or upon such Reorganization Event, (iii) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options (if the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Options and any applicable tax withholdings, in exchange for the termination of such Options, (iv) provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (v) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b), the Board shall not be obligated by the Plan to treat all Options, all Options held by a Participant, or all Options of the same type, identically. In the event of a Reorganization Event that does not also constitute a Change in Control Event, then to the extent all or any portion of an Option becomes exercisable solely as a result of the first sentence of this paragraph, upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price. Such repurchase right (i) shall lapse at the same rate as the Option would have become exercisable under its terms and (ii) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to the first sentence of this paragraph.

(3)     Effect of Reorganization Event on Restricted Stock Awards.  Upon the occurrence of a Reorganization Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

(4)     Effect of Reorganization Event on Stock Appreciation Rights and Other Stock Unit Awards.  The Board may specify in an Award at the time of the grant the effect of a Reorganization Event on any SAR and Other Stock Unit Award.

(5)     Effect of Change in Control Event on Awards.

(A)     Unless otherwise determined by the Board at the time of the grant or evidenced in an applicable instrument evidencing an Award or employment or other agreement, in the event that a Participant’s employment or service is terminated by the Company without Cause or by the Participant for Good Reason, in each case within eighteen (18) months following a Change in Control Event:

(i)     any Award carrying a right to exercise that was not previously vested and exercisable shall become fully vested and exercisable and all outstanding Awards shall remain exercisable for one (1) year following such date of termination of employment or service but in no event beyond the original term of the Award and shall thereafter terminate; and

(ii)     the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any Award other than an Award described in (i) shall lapse and such Awards shall be deemed fully vested, and any performance conditions imposed with respect to Awards shall be deemed to be achieved at the higher of (x) the target level for the applicable performance period or (y) the level of achievement of such performance conditions for the most recently concluded performance period.

(B)     Notwithstanding subparagraph (A) of this Section 9(b)(5), upon a Change in Control Event, the Board shall have the discretion to:

(i)     accelerate the vesting or payment of any Award effective immediately upon the occurrence of a Change in Control Event; or

(ii)     convert the vesting of performance-based Awards to a time-based vesting schedule as deemed appropriate by the Board;

in each case only to the extent that such action would not cause any Award to result in deferred compensation that is subject to the additional twenty percent (20%) tax under Section 409A of the Code.

(6)     Adjustment for Excise Tax.  The Board may, in its sole discretion, provide in an instrument evidencing an Award or otherwise for specific treatment of any outstanding Award in the event that any payment or benefit under this Plan would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”) or any interest or penalties with respect to such Excise Tax. Such treatment may include the payment by the Company of a gross-up payment in an amount equal to such Excise Tax, interest and penalties or the imposition of a cutback in payments or benefits.

10.     General Provisions Applicable to Awards

(a)     Transferability of Awards.  Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b)     Documentation.  Each Award shall be evidenced on such form, and containing such terms and conditions, as the Board shall determine and shall be delivered in such manner as the Company shall determine, including in writing, electronically or otherwise. The Award may be in the form of an agreement signed by the Company and the Participant or a written or electronic confirming memorandum to the Participant from the Company. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)     Board Discretion.  Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d)     Termination of Status.  The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e)     Withholding.  The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an Award or approved by the Company in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Company, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f)     Amendment of Award.  Except as otherwise provided in Section 5(g) with respect to repricings, Section 7(b) or 8(b) with respect to the vesting of Restricted Stock Awards and Other Stock-Based Awards, Section 10(i) with respect to Performance Awards or Section 11(d) with respect to actions requiring shareholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 9 hereof.

(g)     Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)     Acceleration.  Except as otherwise provided in Sections 7(b) or 8(b), the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i)     Performance Awards.

(1)     Grants.  Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10(i) (“Performance Awards”), subject to the limit in Section 4(b)(1) on shares covered by such grants.

(2)     Committee.  Grants of Performance Awards to any Covered Employee intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be deemed to be references to such Committee or subcommittee. “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(3)     Performance Measures.  For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the extent of vesting and/or delivery shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: (a) earnings per share, (b) return on average equity or average assets in relation to a peer group of companies designated by the Company, (c) earnings, (d) earnings growth, (e) earnings before interest, taxes and amortization (EBITA), (f) operating income, (g) operating margins, (h) revenues, (i) expenses, (j) stock price, (k) market share, (l) chargeoffs, (m) reductions in non-performing assets, (n) return on sales, assets, equity or investment, (o) regulatory compliance, (p) satisfactory internal or external audits, (q) improvement of financial ratings, (r) achievement of balance sheet or income statement objectives, (s) net cash provided from continuing operations, (t) stock price appreciation, (u) total shareholder return, (v) cost control, (w) strategic initiatives, (x) net operating profit after tax, (y) pre-tax or after-tax income, (z) cash flow, or (aa) such other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items and any other unusual or non-recurring items, (ii) discontinued operations, (iii) gains or losses on the dispositions of discontinued operations, (iv) the cumulative effects of changes in accounting principles, (v) the writedown of any asset, and (vi) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(4)     Adjustments.  Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(5)     Other.  The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

11.     Miscellaneous

(a)     No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)     No Rights As Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c)     Effective Date and Term of Plan.  The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d)     Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require stockholder approval under the rules of the New York Stock Exchange (“NYSE”) may be made effective unless and until such amendment shall have been approved by the Company’s stockholders; and (iii) if the NYSE amends its corporate governance rules so that such rules no longer require stockholder approval of material revisions to equity compensation plans, then, from and after the effective date of such amendment to the NYSE rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 9), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless stockholder approval is obtained. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of Participants under the Plan.

(e)     Provisions for Foreign Participants.  The Board may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f)     Compliance with Code Section 409A.  No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board.

(g)     Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

APPENDIX B

THERMO FISHER SCIENTIFIC INC.

2008 ANNUAL INCENTIVE AWARD PLAN

I.     General Purpose of Plan

    The Thermo Fisher Scientific Inc. 2008 Annual Incentive Award Plan is designed to assist the Corporation and its Subsidiaries in attracting, retaining and providing incentives to Eligible Employees and to promote the identification of their interests with those of the Corporation’s shareholders by providing for the payment of Incentive Awards subject to the achievement of specified Performance Goals.

II.     Definitions

    Terms not otherwise defined herein shall have the following meanings:

    A.     “Award Period” means the calendar year, except to the extent the Committee determines otherwise.

    B.     “Board” means the Board of Directors of the Corporation.

    C.     “Code” means the Internal Revenue Code of 1986, as amended.

    D.     “Committee” means the Compensation Committee of the Board, or any other committee appointed by the Board to administer the Plan.

    E.     “Corporation” means Thermo Fisher Scientific Inc., a Delaware corporation, and its successors and assigns and any corporation which shall acquire substantially all of its assets.

    F.     “Covered Employee” means a “covered employee” within the meaning of Section 162(m) of the Code.

    G.     “Eligible Employee” means an employee described in Section IV hereof.

    H.     “Incentive Award” means a contingent award made to a Participant that, subject to Section V hereof, entitles the Participant to cash payment to reflect the relative level of attainment of Performance Goals established by the Committee for an Award Period and such other factors as the Committee may determine.

    I.     “Participant” means any Eligible Employee who receives an Incentive Award under the Plan for an Award Period.

    J.     “Performance Goals” means (a) earnings per share, (b) return on average equity in relation to a peer group of companies designated by the Corporation (the “Peer Group”), (c) return on average assets in relation to the Peer Group, or (d) such other performance goals as may be established by the Committee which may be based on earnings, earnings growth, earnings before interest, taxes, and amortization (EBITA), operating income, operating margins, revenues, expenses, stock price, market share, charge-offs, reductions in non-performing assets, return on assets, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, net cash provided from continuing operations, stock price appreciation, total shareholder return, cost control, strategic initiatives, market share, pre- or after-tax income, or any other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be particular to a Participant or the division, department, branch, line of business, Subsidiary or other unit in which the Participant works, or may be based on the performance of the Corporation generally, and may cover such period as may be specified by the Committee. The Committee may specify that such Performance Goals shall be applied by excluding the impact of restructurings, discontinued operations, extraordinary items, cost of revenues charges associated with acquisitions or restructurings, other unusual or non-recurring items, and the cumulative effects of accounting changes.

    K.     “Plan” means the Thermo Fisher Scientific Inc. 2008 Annual Incentive Award Plan.

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    L.     “Subsidiary” means a corporation of which at least 50% of the total combined voting power of all classes of stock is owned by the Corporation, either directly or through one or more other Subsidiaries.

III.     Administration

    The Plan shall be administered by the Committee. The Committee shall have plenary authority, in its discretion, to determine the terms of all Incentive Awards, including, without limitation, the Eligible Employees to whom, and the time or times at which, Incentive Awards are made, the Award Period to which each Incentive Award shall relate, the actual dollar amount to be paid pursuant to an Incentive Award, the Performance Goals to which payment of Incentive Awards will be subject, and when payments pursuant to Incentive Awards shall be made (which payments may, without limitation, be made during or after an Award Period on a deferred basis or in installments). In making such determinations, the Committee may take into account the nature of the services rendered by the respective Eligible Employees, their present and potential contributions to the success of the Corporation and its Subsidiaries, and such other factors as the Committee in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Committee shall have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. The determinations of the Committee pursuant to its authority under the Plan shall be conclusive and binding.

IV.     Eligibility

    Incentive Awards may be granted only to executive officers of the Corporation or a Subsidiary.

V.     Incentive Awards; Terms of Awards; Payment

    A.     The Committee shall, in its sole discretion, determine which Eligible Employees shall receive Incentive Awards. For each Award Period with respect to which the Committee determines to make Incentive Awards, the Committee shall by resolution establish one or more Performance Goals applicable to such Incentive Awards and the other terms and conditions of the Incentive Awards. Such Performance Goals and other terms and conditions shall be established by the Committee in its sole discretion as it shall deem appropriate and in the best interests of the Corporation and shall be established (1) within 90 days after the first day of the Award Period and (2) before 25% of the Award Period has elapsed.

    B.     After the end of each Award Period for which the Committee has granted Incentive Awards, the Committee shall determine the extent to which the Performance Goals established by the Committee for the Award Period have been achieved and shall authorize the Corporation to make Incentive Award payments to Participants in accordance with the terms of the Incentive Awards. In no event shall the amount paid to a Participant in accordance with the terms of an Incentive Award by reason of Performance Goal achievement exceed $5,000,000 in any calendar year. Unless otherwise determined by the Committee, no Incentive Award payments shall be made to a Participant unless the Participant is employed by the Corporation or a Subsidiary as of the end of the Award Period.

    C.     The Committee may at any time, in its sole discretion, cancel an Incentive Award or eliminate or reduce (but not increase) the amount payable pursuant to the terms of an Incentive Award without the consent of a Participant.

    D.     Incentive Award payments shall be subject to applicable federal, state and local withholding taxes and other applicable withholding in accordance with the Corporation’s payroll practices as from time-to-time in effect.

    E.     The Committee shall have the power to impose such other restrictions on Incentive Awards as it may deem necessary or appropriate to ensure that such Incentive Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

VI.     Transferability

    Incentive Awards shall not be subject to the claims of creditors and may not be assigned, alienated, transferred or encumbered in any way other than by will or pursuant to the laws of descent and distribution.

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VII.     Termination or Amendment

    The Committee may amend, modify or terminate the Plan in any respect at any time without the consent of Participants, provided that (a) no amendment or termination of the Plan after the end of an Award Period may adversely affect the rights of Participants with respect to their Incentive Awards for that Award Period, and (b) no amendment which would require shareholder approval under Section 162(m) of the Code may be effected without such shareholder approval.

VIII.     Effectiveness of Plan and Awards

    The Plan and Incentive Awards granted hereunder shall be void ab initio unless the Plan is approved by a vote of the Corporation’s shareholders at the first shareholders’ meeting of the Corporation following adoption of the Plan by the Committee.

IX.     Effective Date; Term of the Plan

    The Plan shall be effective as of January 1, 2008.  Unless sooner terminated by the Committee pursuant to Section 7, to the extent necessary to ensure that Incentive Award payments made to Covered Employees may be deductible for federal income tax purposes, the Plan shall terminate as of the date of the first meeting of the Corporation’s shareholders occurring during 2013, unless the term of the Plan is extended and reapproved at such shareholders’ meeting. No Incentive Awards may be awarded under the Plan after its termination. Termination of the Plan shall not affect any Incentive Awards outstanding on the date of termination and such awards shall continue to be subject to the terms of the Plan notwithstanding its termination.

X.     General Provisions

    A.     The establishment of the Plan shall not confer upon any Eligible Employee any legal or equitable right against the Corporation or any Subsidiary, except as expressly provided in the Plan.

    B.     The Plan does not constitute an inducement or consideration for the employment of any Eligible Employee, nor is it a contract between the Corporation, or any Subsidiary and any Eligible Employee. Participation in the Plan shall not give an Eligible Employee any right to be retained in the employ of the Corporation or any Subsidiary.

    C.     Nothing contained in this Plan shall prevent the Committee from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

    D.     The Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware.

APPENDIX C
FORM OF PROXY
THERMO FISHER SCIENTIFIC INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 20, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Marijn E. Dekkers, Jim P. Manzi and Peter M. Wilver, and each of them, proxies of the undersigned, each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Thermo Fisher Scientific Inc. held of record by the undersigned on March 28, 2008, at the Annual Meeting of the Stockholders to be held at the Grand Hyatt New York, 109 East 42nd Street at Grand Central Station, New York, New York, on Tuesday, May 20, 2008, at 2:00 p.m., and at any adjournments thereof, as set forth on the reverse side hereof, and in their discretion upon any other business that may properly come before the meeting.
     The Proxy will be voted as specified, or if no choice is specified, “FOR” the election of each of the nominees for director, “FOR” proposal 2, “FOR” proposal 3, “FOR” proposal 4, and as said proxies deem advisable on such other matters as may properly come before the meeting.
VOTE BY INTERNET OR TELEPHONE
(Instructions)

Internet	Telephone

https:// www.voteproxy.com	1-800-PROXIES

- Go to the website address listed above.	- Use any touch-tone telephone.
- Have your proxy card ready.	- Have your proxy card ready.
- Follow the instructions that appear on your computer screen.	- Follow the recorded instructions.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. You need not mail back your proxy card if you have voted by Internet or telephone.
1-800-PROXIES
CALL TOLL-FREE TO VOTE
www.voteproxy.com

INTERNET AND TELEPHONE VOTING ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK UNTIL 11:59 P.M. EASTERN TIME ON MAY 19, 2008
(IMPORTANT — TO BE SIGNED AND DATED ON THE REVERSE SIDE)

Please mark your votes as shown here: ☑
The Board of Directors recommends a vote “FOR ALL NOMINEES.”
1.	Election of Directors.

Nominees:	☐	(01) Scott M. Sperling

	☐	(02) Bruce L. Koepfgen

	☐	(03) Michael E. Porter

FOR ALL NOMINEES	☐

AGAINST ALL NOMINEES	☐

FOR ALL EXCEPT (See instructions below)	☐
INSTRUCTIONS: To vote against an individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to vote against.

The Board of Directors recommends a vote “FOR” Proposal 2.
2.	Approval and adoption of the Thermo Fisher Scientific Inc. 2008 Stock Incentive Plan.

FOR	☐

AGAINST	☐

ABSTAIN	☐

The Board of Directors recommends a vote “FOR” Proposal 3.
3.	Approval and adoption of the Thermo Fisher Scientific Inc. 2008 Annual Incentive Award Plan.

FOR	☐

AGAINST	☐

ABSTAIN	☐

The Board of Directors recommends a vote “FOR” Proposal 4.
4.	Ratification of Selection of Independent Auditors.

FOR	☐

AGAINST	☐

ABSTAIN	☐

5.	In their discretion on such other matters as may properly come before the meeting.
          The shares represented by this Proxy will be voted “FOR” each of the nominees, “FOR” Proposal 2 set forth above, “FOR” Proposal 3 set forth above, and “FOR” Proposal 4 set forth above if no instruction to the contrary is indicated or if no instruction is given.
          Copies of the Notice of Meeting and of the Proxy Statement have been received by the undersigned.
          PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.
SIGNATURE(S)______________________________________________________________ DATE_________________
(This proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)